                                                                     EXHIBIT 4.3

COUNTERPART NO. __ OF __ SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

--------------------------------------------------------------------------------

                          LEASE INTENDED AS SECURITY


                         Dated as of December 3, 1999


                                     among


                              LEVI STRAUSS & CO.

                                   as Lessee


                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

                                   as Agent


                                      and


                    THE PERSONS LISTED ON SCHEDULE I HERETO

                                  as Lessors

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                         PAGE
                                                                                                         ----
ARTICLE I   DEFINITIONS..............................................................................       2

ARTICLE II  GRANT OF SECURITY INTEREST AND LEASE; GENERAL PROVISIONS.................................      14
     Section 2.1   Funding; Payment of Funded Amount.................................................      14
     Section 2.2   Application of Funds; Lease of Collateral.........................................      14
     Section 2.3   Time and Place of Funding Date....................................................      15
     Section 2.4   Nature of Transaction.............................................................      15
     Section 2.5   Intentionally Omitted.............................................................      15
     Section 2.6   NO WARRANTY.......................................................................      15
     Section 2.7   Legal and Tax Representation......................................................      16
     Section 2.8   Computations......................................................................      16
     Section 2.9   Capital Rent......................................................................      16
     Section 2.10  Conditions for Subsequent Tranche Fundings........................................      16

ARTICLE III CONDITIONS TO FUNDING DATE...............................................................      17
     Section 3.1   Conditions to the Tranche I Funding ..............................................      17
     Section 3.2   Conditions to Each Subsequent Tranche Funding.....................................      19
     Section 3.3   Other Documents...................................................................      22

ARTICLE IV  TERM, RENT AND PAYMENT...................................................................      22
     Section 4.1   Term..............................................................................      22
     Section 4.2   Rent Payments.....................................................................      22
     Section 4.3   Place and Manner of Payment.......................................................      22
     Section 4.4   Net Lease.........................................................................      23
     Section 4.5   Overdue Amounts...................................................................      23
     Section 4.6   No Termination or Abatement.......................................................      23

ARTICLE V   POSSESSION, ASSIGNMENT, USE AND MAINTENANCE OF COLLATERAL................................      24
     Section 5.1   Possession and Use of Collateral; Compliance with Laws............................      24
     Section 5.2   Subleases and Assignments.........................................................      24
     Section 5.3   Maintenance.......................................................................      26
     Section 5.4   Alterations, Modifications, etc...................................................      26
     Section 5.5   Liens.............................................................................      27
     Section 5.6   Identifying Numbers; Legend; Changes; Inspection..................................      28

ARTICLE VI  RISK OF LOSS; INSURANCE..................................................................      28

     Section 6.1   Casualty and Replacement..........................................................      28
     Section 6.2   Insurance Coverages...............................................................      31
     Section 6.3   Insurance Certificates............................................................      32

ARTICLE VII  INDEMNIFICATION.........................................................................      32
     Section 7.1   General Indemnification...........................................................      32
     Section 7.2   General Tax Indemnity.............................................................      33
     Section 7.3   After-Tax Basis...................................................................      35

ARTICLE VIII EVENTS OF DEFAULT; REMEDIES.............................................................      36
     Section 8.1   Events of Default.................................................................      36
     Section 8.2   Remedies..........................................................................      38
     Section 8.3   Sale of Collateral................................................................      39
     Section 8.4   Application of Proceeds...........................................................      39
     Section 8.5   Right to Perform Obligations......................................................      39
     Section 8.6   Power of Attorney.................................................................      40
     Section 8.7   Remedies Cumulative; Consents.....................................................      40

ARTICLE IX   AGENT...................................................................................      40
     Section 9.1   Appointment of Agent; Powers and Authorization to Take Certain Actions............      40
     Section 9.2   Reliance..........................................................................      41
     Section 9.3   Action Upon Instructions Generally................................................      42
     Section 9.4   Indemnification...................................................................      42
     Section 9.5   Independent Credit Investigation..................................................      43
     Section 9.6   Refusal to Act....................................................................      43
     Section 9.7   Resignation or Removal of Agent; Appointment of Successor.........................      44
     Section 9.8   Separate Agent....................................................................      44
     Section 9.9   Termination of Agency.............................................................      44
     Section 9.10  Compensation of Agency............................................................      45
     Section 9.11  Limitations.......................................................................      45

ARTICLE X    DISTRIBUTIONS TO LESSORS................................................................      45
     Section 10.1  Prorata Distribution..............................................................      45
     Section 10.2  Timing of Distribution............................................................      46

ARTICLE XI   LEASE TERMINATION.......................................................................      46
     Section 11.1  Release of Collateral.............................................................      46
     Section 11.2  Early Termination Right for All of the Collateral.................................      46
     Section 11.3  Early Payment and Termination Rights for Less Than All of the Collateral..........      46
     Section 11.4  Right to Sell A Unit..............................................................      47

ARTICLE XII  REPRESENTATIONS AND WARRANTIES..........................................................      47
     Section 12.1  Representations and Warranties of Lessee..........................................      47
     Section 12.2  Representations and Warranties of Lessors.........................................      53
     Section 12.3  Representations and Warranties of Agent...........................................      53

ARTICLE XIII COVENANTS...............................................................................      54
     Section 13.1  Covenants of Lessee...............................................................      54
     Section 13.2  Covenants of Agent................................................................      57
     Section 13.3  Covenants of Lessors..............................................................      58

ARTICLE XIV  REGISTRATION, TRANSFER, EXCHANGE,REPLACEMENT AND ASSIGNMENT OF CERTIFICATES.............      58
     Section 14.1  Certificates Represent Lessor Interests...........................................      58
     Section 14.2  Lost, Stolen or Damaged Certificates..............................................      59
     Section 14.3  Lessor Assignments................................................................      59

ARTICLE XV   OWNERSHIP AND GRANT OF SECURITY INTEREST................................................      60
     Section 15.1  Grant of Security Interest........................................................      60
     Section 15.2  Retention of Proceeds.............................................................      60

ARTICLE XVI  MISCELLANEOUS...........................................................................      61
     Section 16.1  Payment of Transaction Costs and Other Costs......................................      61
     Section 16.2  Effect of Waiver..................................................................      61
     Section 16.3  Survival of Covenants.............................................................      61
     Section 16.4  Applicable Law....................................................................      62
     Section 16.5  Effect and Modification...........................................................      62
     Section 16.6  Notices...........................................................................      62
     Section 16.7  Consideration for Consents to Waivers and Amendments..............................      62
     Section 16.8  Counterparts......................................................................      63
     Section 16.9  Severability......................................................................      63
     Section 16.10 Successors and Assigns............................................................      63
     Section 16.11 No Third-Party Beneficiaries......................................................      63
     Section 16.12 Brokers...........................................................................      63
     Section 16.13 Captions; Table of Contents.......................................................      63
     Section 16.14 Schedules and Exhibits............................................................      63
     Section 16.15 Submission to Jurisdiction........................................................      63
     Section 16.16 Jury Trial........................................................................      64
     Section 16.17 Confidentiality...................................................................      64

                               TABLE OF CONTENTS
                               -----------------
                                   CONTINUED

                                                                                                         PAGE
                                                                                                         ----
Schedule I List of Agent and Lessors; Addresses for Notices and Payments

Schedule II Description of Equipment

Schedule III Payment Schedules

Schedule 2.10 Pro Forma Amortization Schedule

Schedule 12.1(b) Recordings, Filings and Governmental Permits

Schedule 12.1 (k) List of Patents, Patent Rights, Trademarks, Service Marks, Trade Names,
Copyrights, Licenses and other Intellectual Property Rights

Exhibit A      Form of Funding Date Certificate
Exhibit B      Form of Opinion of Counsel to Lessee
Exhibit C      Form of Certificate
Exhibit D      Form of Officer's Certificate of Lessee
Exhibit E      Form of Secretary's Certificate Of Lessee

                           LEASE INTENDED AS SECURITY
                           --------------------------


     This LEASE INTENDED AS SECURITY (as amended and supplemented from time to time, this "Lease") is entered into as of December 3, 1999 among: LEVI STRAUSS &
            -----
CO., a Delaware corporation ("Lessee"), with its principal office at 1155
                              ------
Battery Street, San Francisco, California 94111; FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association ("Agent"), not in its individual
                                              -----
capacity (except as specifically set forth herein) but solely in its capacity as Agent hereunder; and the Persons listed from time to time in Schedule I hereto
                                                             ----------
as lessors, as such Schedule may from time to time be amended (each individually a "Lessor" and collectively the "Lessors"; provided that no such reference shall
   ------                        -------   --------
be deemed to refer to any Person who is not a holder of a Certificate at the date of determination).


                                R E C I T A L S:
                                - - - - - - - -

     WHEREAS, the parties intend that this transaction constitutes a lease from Lessors to Lessee while preserving ownership in the Collateral to Lessee, and the transaction shall be characterized as a secured financial transaction for Federal and state tax, bankruptcy, commercial law and UCC purposes; and

     WHEREAS, (i) on the applicable Funding Date, each Lessor acquiring a Certificate on such Funding Date shall transfer to Agent such Lessor's Funding to be made on such Funding Date in accordance with the provisions and conditions of this Lease; (ii) on the Tranche I Funding Date, Lessee will grant to Agent, for the benefit of all Lessors, a security interest in the items of personal property described on Schedule II hereto (such items, together with any
                      -----------
replacements that may be hereafter substituted for any thereof and subject to this Lease from time to time, being referred to collectively as the "Equipment")
                                                                     ---------
and the other Collateral (as hereinafter defined); and (iii) on each applicable Funding Date, Agent shall advance the Funded Amount funded on such Funding Date to Lessee in accordance with the provisions and conditions of this Lease; and

     WHEREAS, upon the granting of the security interest in the Equipment and the other Collateral on or prior to the Tranche I Funding Date, each Lessor shall hold an undivided interest in such security interest equal to such Lessor's Investment Percentage (as such Investment Percentage may be increased as a result of Subsequent Tranche Fundings by such Lessor), which undivided interest shall be represented by a Certificate or Certificates registered in such Lessor's name, pursuant to Section 14.1 hereof, upon the terms and
                                ------------
conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     In this Lease and each other Operative Document, unless the context otherwise requires:

     (a) any term defined below by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

     (b) words importing the singular include the plural and vice versa;

     (c) words importing a gender include any gender;

     (d) a reference to a part, clause, section, article, exhibit or schedule is a reference to a part, clause, section and article of, and exhibit and schedule to, such Operative Document;

     (e) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws amending, supplementing, supplanting, varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

     (f) a reference to a document includes any amendment or supplement to, or replacement or novation of, that document;

     (g) a reference to a party to a document includes that party's successors and permitted assigns; and

     (h) a reference to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement
        ------- -------
followed by or referable to an enumeration of specific matters to matters similar to those specifically mentioned.

     Further, each of the parties to the Operative Documents and their counsel have reviewed and revised the Operative Documents, or requested revisions thereto, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in construing and interpreting the Operative Documents.

     "Accrual Rent" shall mean, with respect to each Rent Period, an amount
      ------------
equal to interest accrued on the Lease Balance outstanding during such period at the Interest Rate.

     "Administrative Charge" means at any time with respect to the Lease Balance
      ---------------------
being prepaid in whole or in part pursuant to Sections 11.2, 11.3 or 11.4, or
                                              -------------  ----    ----
otherwise or being declared or becoming due and payable pursuant to Section 8.2,
                                                                    -----------
the amount (but not less than zero) obtained by subtracting (X) the aggregate amount of the Lease Balance prepaid or paid or being declared or becoming due and payable on such date (as the case may be), from (Y) the sum of the Present Values of (A) the amount of the Lease Balance being so prepaid or paid or being declared or becoming due and payable (assuming that the Payment Obligation is satisfied by Lessee at the end of the Term and the payment of such portion of the Lease Balance as scheduled on Schedule III and each Payment Schedule) plus (B) the Accrual Rent which would have been payable on the
          ----
portion of the Lease Balance being prepaid or paid or being declared or becoming due and payable (assuming that the Payment Obligation is satisfied by Lessee at the end of the Term, that the Lease Balance will be paid as specified in the foregoing clause (A), and that all installments of Accrual Rent with respect thereto will be paid when due in accordance with Schedule III and each Payment Schedule). "Present Value", for any amount, shall be computed on a quarterly
            -------------
basis at a discount rate equal to the sum of 1.00% plus the Treasury Yield. The "Treasury Yield" shall be determined by reference to the most recent Federal
 --------------
Reserve Statistical Release H.15 (519) or any comparable successor publication which has become available not more than two days prior to the date of prepayment or payment or the date as of which such amount becomes or is declared due and payable, as the case may be (or, if such Statistical Release is no longer published, any publicly available source of similar market data acceptable to the Required Lessors), and shall be the most recent yield on actively traded United States Treasury securities adjusted to a constant maturity equal to the then remaining weighted average life to maturity, rounded to the nearest month, of the remaining rental obligations under this Lease. If no maturity exactly corresponding to such rounded weighted average life to maturity for such obligation shall appear therein, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Yield shall be interpolated from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month). If such rates shall not have been so published, the Treasury Yield shall be calculated on the basis of the arithmetic mean of the arithmetic means of the secondary market ask rates, as of approximately 3:30 P.M., New York City time, on such calculation days, for the actively traded U.S. Treasury security or securities with a maturity or maturities most closely corresponding to such rounded weighted average life to maturity as reported by three primary United States Government securities dealers in New York City of national standing selected in good faith by Agent.

     "Affiliate" of any Person shall mean any other Person directly or
      ---------
indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (including the correlative
                                           -------
meanings of the terms "controlling," "controlled by" and "under common control
                       -----------    -------------       --------------------
with"), as used with respect to any Person, shall mean the possession, directly
----
or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise, provided (but without limiting the foregoing) that no
                          --------
pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to constitute control over such Person.

     "Agent" shall have the meaning provided in the introductory paragraph of
      -----
this Lease, and wherever Agent is used herein, such reference shall mean "Agent, on behalf of the Lessors," unless specifically stated otherwise.

     "Applicable Administrative Charge" shall mean, as of any date of
      --------------------------------
determination in respect of any event, any Administrative Charge determined to be due and owing in respect of such event.

     "Applicable Laws" shall mean all existing and future applicable laws
      ---------------
(including Environmental Laws), rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of, and interpretations by, any Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment), to which Lessee or any Unit is subject.

     "Appraisal" shall mean an appraisal of the Collateral from an Appraiser
      ---------
received pursuant to the terms of this Lease.

     "Appraised Value" shall mean, (i) with respect to the Collateral as of any
      ---------------
date of determination, the Fair Market Value of the Collateral as set forth in the Appraisal therefor as of the Tranche I Funding Date, and (ii) with respect to any Unit as of any date of determination, the Fair Market Value of such Unit as set forth in the Appraisal therefor as of the Tranche I Funding Date.

     "Appraiser" shall mean (a) Arthur Andersen, LLP with respect to the
      ---------
Collateral as of any Funding Date and (b) with respect to any replacements for the Collateral pursuant to Section 6.1, such other Person as may be selected by
                           -----------
the Required Lessors.

     "Authority" shall mean any applicable foreign, federal, state, county,
      ---------
municipal or other government or governmental, quasi-governmental or regulatory authority, agency, board, body, commission, instrumentality, court or tribunal, or any political subdivision of any thereof, or arbitrator or panel of arbitrators.

     "Available Investment Percentage" shall mean, as of any Funding Date, a
      -------------------------------
percentage equal to 100% minus the aggregate Investment Percentages of all Lessors as of the day immediately preceding such Funding Date.

     "Basic Rent" shall have the meaning provided in Section 4.2.
      ----------                                     -----------

     "Board of Directors" shall mean, with respect to a corporation, either the
      ------------------
board of directors or any duly authorized committee of that board of directors which, pursuant to the by-laws of such corporation, has the same authority as that board of directors as to the matter at issue.

     "Business Day" shall mean any day on which Federal and state chartered
      ------------
banks in the State of New York City, New York, San Francisco, California and Salt Lake City, Utah are open for commercial banking business.

     "Capital Rent" shall mean, for each Payment Date during the Term, that
      ------------
portion of the installment of Basic Rent payable on such Payment Date designated as Capital Rent on Schedule III and each Payment Schedule.

     "Casualty" shall mean any of the following events in respect of any Unit:
      --------
(a) the loss of such Unit or the loss of use thereof due to theft, disappearance, destruction or damage beyond economic repair from any cause whatsoever, or the rendering of such Unit permanently unfit for normal use for any reason whatsoever (other than obsolescence); (b) any damage to such Unit which results in an insurance settlement with respect to such Unit on the basis of a total loss or a constructive or compromised total loss; (c) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, such Unit; or (d) as a result of any Applicable Laws or other action by any Authority, the use of such Unit in the normal course of Lessee's business shall have been prohibited, directly or indirectly, for a period equal to the lesser of (i) 180 consecutive days and (ii) the remaining Term.

     "Casualty Amount" shall mean, with respect to any Unit as of any date
      ---------------
specified for payment thereof, a portion of the Lease Balance equal to the product obtained by multiplying the entire outstanding Lease Balance by the Unit Value Fraction of such Unit, plus all Accrual Rent accrued on such portion of
                             ----
the Lease Balance to the date of payment.

     "Casualty Proceeds" shall have the meaning specified in Section 6.1(d).
      -----------------                                      --------------

     "Casualty Recoveries" shall have the meaning provided in Section 6.1(c).
      -------------------                                     --------------

     "Certificate" shall have the meaning provided in Section 14.1.
      -----------                                     ------------

     "Claims" shall mean liabilities, obligations, damages, losses, demands,
      ------
penalties, fines, claims, actions, suits, judgments, settlements, utility charges, costs, fees, expenses and disbursements (including, without limitation, reasonable legal fees (including allocated time charges of internal counsel) and reasonable expenses and costs of investigation which, in the case of counsel or investigators retained by an Indemnitee, shall be reasonable) of any kind and nature whatsoever.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Collateral" shall mean all of Lessee's right, title and interest in and to
      ----------
each of the following, however arising and whether now existing or hereafter acquired or arising:

          (a) the Equipment (including all Parts thereof, accessions thereto and replacements and substitutions therefor);

          (b)  all contracts necessary to operate and maintain the Equipment;

          (c) any rights to a rebate, offset or other assignment, warranty or service under a purchase order, invoice or purchase agreement with any manufacturer of any of the Equipment;

          (d) all books, manuals, logs, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing;

          (e) the rights of Lessee to use all software that is used at any time during the Term in connection with the operation of the Equipment at the locations where the Equipment is situated, provided that to the extent any such software is used by Lessee other than in connection with the Equipment, then in the event Agent exercises any remedy set forth in
     Article VIII, Lessee shall be entitled to use that portion of such software
     ------------
     that Lessee uses other than in connection with the Equipment, at no cost to Lessee; and

          (f) all of Lessee's right, title and interest in any Subleases, and all products, accessions, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a),
                                                                  -------  -
     (b), (c), (d) and (e) above and, to the extent not otherwise included, all
      -    -    -       -
     payments under insurance (whether or not Lessor is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

     "Collateral Value" shall mean the lesser of eighty percent (80%) of the
      ----------------
Appraised Value of the Collateral as of the Tranche I Funding Date, and One Hundred Fifteen Million Six Hundred Forty-Eight Thousand Dollars ($115,648,000).

     "Commitment" shall mean, as to any Lessor, such Lessor's obligation to make
      ----------
amounts available in consideration of such Lessor's interest in the Collateral, in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lessor's name on Schedule III, as such Schedule may be
                                     ------------
amended from time to time to reflect Subsequent Tranche Fundings.

     "Competitor" shall mean a Person that directly, or indirectly through any
      ----------
Affiliates, engages in businesses similar to those engaged in by Lessee and its Affiliates as of the Tranche I Funding Date, as reasonably determined by Lessee.

     "Deposit Account" shall have the meaning specified in Section 6.1(d).
      ---------------                                      --------------

     "Depreciated Collateral Value" shall mean, as of any Payment Date, the
      ----------------------------
depreciated Collateral Value as set forth opposite such Payment Date on Schedule
                                                                        --------
III hereto, provided that if any Unit has been released from the scope of this
---         --------
Lease and the Security Interest pursuant to any of Sections 6.1(a), 11.3 or
                                                   ---------------  ----
11.4, the Depreciated Collateral Value shall be reduced by subtracting the
----
product of the Unit Value Fraction of the released Unit and the Depreciated Collateral Value as of the date of determination.

     "Employee Benefit Plan" shall mean an employee benefit plan (within the
      ---------------------
meaning of Section 3(3) of ERISA, including any Multiemployer Plan), or any "plan" as defined in Section 4975(e) (1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect at the time of any determination under the Operative Documents.

     "Environmental Laws" shall mean and include the Resource Conservation and
      ------------------
Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Hazardous Materials Transportation Act of 1975, the Toxic Substances Control Act, the Clean Air Act, the Federal Insecticide, Fungicide and Rodenticide Act and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of a Unit.

     "Equipment" shall have the meaning provided in the Recitals.
      ---------

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      ------
amended.

     "ERISA Affiliate" shall mean each entity required to be aggregated with
      ---------------
Lessee pursuant to the requirement of Section 414(b) or 414(c) of the Code.

     "Event of Default" shall have the meaning provided in Section 8.1.
      ----------------                                     -----------

     "Fair Market Value" shall mean, with respect to any Unit as of any date,
      -----------------
the retail price which a purchaser would pay to purchase such Unit in an arm's-length transaction between a willing buyer and a willing seller, neither of them being under any compulsion to buy or sell. In making any determination of Fair Market Value, the Appraiser may assume such Unit has been maintained in accordance with the requirements of this Lease and that such Unit is in the condition in which it is required to be hereunder as of the date for which such determination is made. The Appraiser shall use such reasonable methods of appraisal as are chosen by Agent upon instructions from the Required Lessors.

     "Funded Amount" shall mean, with respect to any Lessor, the amount advanced
      -------------
by such Lessor on each Funding Date on which such Lessor advances funds, or with respect to any Funding Date, the aggregate amount advanced by all Lessors on such Funding Date.

     "Funding" shall mean the advance of funds by the Lessors pursuant to
      -------
Section 2.1 on the Tranche I Funding Date or any Subsequent Tranche Funding
-----------
Date, as applicable.

     "Funding Date" shall mean the Tranche I Funding Date or any Subsequent
      ------------
Tranche Funding Date, as applicable.

     "Funding Date Certificate" shall have the meaning provided in Section 3.1.
      ------------------------                                     -----------

     "GAAP" shall mean generally accepted accounting principles in the United
      ----
States as in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

     "Governmental Action" shall mean all applicable permits, authorizations,
      -------------------
registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Authority, or required by any Applicable Laws.

     "Hazardous Material" shall mean any substance, waste or material which is
      ------------------
toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous by listing characteristic or definition under any Environmental Law, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by-products and other hydrocarbons, and is or becomes regulated by any Authority, including any agency, department, commission, board or instrumentality of the United States, any State or any political subdivision thereof, and also including asbestos, asbestos containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.
                                                          ----

     "Incipient Default" shall mean any condition, event or act, which with
      -----------------
notice or lapse of time or both, would become an Event of Default.

     "Indemnitee" shall mean each Lessor, Agent (in its individual capacity) and
      ----------
their respective Affiliates, successors, permitted assigns, permitted transferees, contractors, employees, officers, directors, shareholders, partners, participants, representatives and agents; provided, however, that in
                                                    --------  -------
no event shall Lessee be an Indemnitee.

     "Insurance Requirements" means all terms and conditions of any insurance
      ----------------------
policy required by this Lease to be maintained by Lessee, and all requirements of the issuer of any such policy.

     "Interest Rate" shall mean, with respect to the Tranche I Funding, a fixed
      -------------
interest rate equal to the yield on the U.S. Treasury Security whose maturity date most closely approximates the weighted average life of the Lease as of the Funding Date, plus 290 basis points, which shall be set 2 Business Days before the Tranche I Funding Date, and with respect to any Subsequent Tranche Funding, such interest rate as Lessee and such Subsequent Tranche Lessors shall agree.

     "Investment Percentage" shall mean, as to any Tranche I Lessor, such
      ---------------------
Tranche I Lessor's Funded Amount on the Tranche I Funding Date divided by the Collateral Value as of the Tranche

I Funding Date, and as to any Subsequent Tranche Lessor, such Subsequent Tranche Lessor's Funded Amount on the applicable Subsequent Tranche Funding Date divided by the Depreciated Collateral Value as of the applicable Subsequent Tranche Funding Date, in each case stated as a percentage, rounded to the nearest 0.001%.

     "Lease" shall have the meaning provided in the introductory paragraph of
      -----
this Lease.

     "Lease Balance" shall mean, as of any date of determination, (i) with
      -------------
respect to all Lessors, the aggregate of the Funded Amounts on all Funding Dates less all payments of Capital Rent and payments thereof pursuant to Sections 6.1,
                                                                   ------------
8.2, 11.2, 11.3 and 11.4 theretofore paid by Lessee, and (ii) with respect to
---  ----  ----     ----
any individual Lessor, such Lessor's aggregate Funded Amount, less all payments of Capital Rent and payments thereof pursuant to Sections 6.1, 8.2, 11.2, 11.3
                                                 ------------  ---  ----  ----
and 11.4 theretofore paid by Lessee multiplied by such Lessor's Percentage
    ----
Interest at the time the particular payment is made.

     "Lessee" shall have the meaning provided in the introductory paragraph of
      ------
this Lease.

     "Lessor" shall have the meaning provided in the introductory paragraph of
      ------
this Lease.

     "Lessor Liens" shall mean Liens on or against any Unit (a) which result
      ------------
from any act of, or any Claim against, Agent or any Lessor unrelated to the transactions contemplated by the Operative Documents or (b) which result from any Tax owed by any such Person, except any Tax for which Lessee is obligated to indemnify.

     "Lien" shall mean any lien, mortgage, deed of trust, encumbrance, pledge,
      ----
charge, lease, easement, servitude, right of others or security interest of any kind, including any thereof arising under any conditional sale or other title retention agreement.

     "Material Adverse Effect" shall mean any change or changes, effect or
      -----------------------
effects or condition or conditions that individually or in the aggregate are or could reasonably be expected to be materially adverse to (i) the transactions contemplated by the Operative Documents, (ii) the ability of Lessee to perform its obligations under the Operative Documents or (iii) the validity or enforceability of any of the Operative Documents or any rights or remedies under any thereof.

     "Maximum Commitment Amount" shall mean $115,648,000.
      -------------------------

     "Multiemployer Plan" shall have the meaning assigned to the term
      ------------------
"multiemployer plan" in Section 3(37) of ERISA.

     "Officer's Certificate" of a Person means a certificate signed by a
      ---------------------
Responsible Officer of such Person.

     "Operative Documents" shall mean this Lease (including all Annexes,
      -------------------
Exhibits and Schedules hereto), the Certificates, and such other documents regarding the transactions contemplated hereby as the Lessors may reasonably require.

     "Part" shall have the meaning provided in Section 5.4.
      ----                                     -----------

     "Payment Date" shall mean the last day of each Rent Period.
      ------------

     "Payment Obligation" shall have the meaning specified in Section 11.1.
      ------------------                                      ------------

     "Payment Schedule" shall mean a schedule with respect to each Lessor making
      ----------------
a Funding on each Funding Date showing as of each Payment Date the Accrual
Rent, the Capital Rent and the Lease Balance (assuming all Rent payments are made as scheduled).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Pension Plan" shall mean, with respect to any Person, a "pension plan" as
      ------------
such term is defined in Section 3(2) of ERISA which is subject to Title IV of ERISA and to which such Person may have any liability or contingent liability, including, but not limited to, liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason or being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Percentage Interest" shall mean, with respect to any Lessor, that Lessor's
      -------------------
Investment Percentage divided by the aggregate of Investment Percentages of all Lessors as of the date of determination.

     "Permitted Contest" shall mean actions taken by a Person to contest in good
      -----------------
faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity or applicability to any Unit or any interest therein of any Person of: (a) any law, regulation, rule, judgment, order, or other legal provision or judicial or administrative requirements; (b) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any authorization or other consent, approval or other action by any Authority; or
(c) any Lien or Tax; provided that the initiation and prosecution of such
                     --------
contest would not: (i) result in, or materially increase the risk of, the imposition of any criminal liability on any Indemnitee; (ii) materially and adversely affect the Liens created by the Operative Documents or the right, title or interest of Agent, on behalf of all Lessors, in or to any of the Collateral or the right of Agent, on behalf of all Lessors, to receive payment of all or any portion of any payment of Rent, Lease Balance, Administrative Charge or any other amount payable under the Operative Documents; (iii) permit, or pose a material risk of, the sale or forfeiture of, or foreclosure on, any Unit; or (iv) have a Material Adverse Effect on the Fair Market Value, utility or remaining useful life of any Unit or any interest therein or the continued economic operation thereof; and provided further that in any event adequate
                                -------- -------
reserves in accordance with GAAP are maintained against any adverse determination of such contest.

     "Permitted Liens" shall mean (i) any rights in favor of Agent, on behalf of
      ---------------
all Lessors, pursuant to this Lease; (ii) materialmen's, mechanics', workers', artisan's, repairmen's, employees' or other like Liens securing payment of the price of goods or services rendered in the ordinary course of business for amounts the payment of which is not overdue or is being contested pursuant to a Permitted Contest; (iii) any Lessor Lien; and (iv) Liens for current Taxes which are not delinquent or the validity of which is being contested pursuant to a Permitted Contest.

     "Permitted Modification" shall have the meaning specified in Section 5.4.
      ----------------------                                      -----------

     "Person" shall mean an individual, corporation, partnership, joint venture,
      ------
association, joint-stock company, trust, limited liability company, unincorporated organization or Authority.

     "Plan" shall mean an "employee benefit plan" as defined in section 3(3) of
      ----
ERISA.

     "Prohibited Transaction" shall mean a transaction that is prohibited under
      ----------------------
Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

     "Release" shall mean the release, deposit, disposal or leak of any
      -------
Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

     "Rent" shall mean Basic Rent and Supplemental Rent, collectively.
      ----

     "Rent Period" shall mean a period beginning on the Tranche I Funding Date
      -----------
and ending on the date which numerically corresponds to the date which is one day prior to the date three months after the Tranche I Funding Date, and each consecutive three-month period thereafter; provided, however, that (a) if such
                                           --------  -------
Rent Period would otherwise end on a day which is not a Business Day, then such Rent Period shall be extended to the next following Business Day, and (b) no Rent Period may end later than the last day of the Term. The initial Rent Period for each Subsequent Tranche Funding shall begin on each such Subsequent Tranche Funding Date and shall end at the end of the then current Rent Period. Thereafter, the Rent Periods for Subsequent Tranche Fundings shall correspond to the Rent Periods for the Tranche I Funding.

     "Reportable Event" shall mean a "reportable event" described in Section
      ----------------
4043(b) of ERISA and the regulations thereunder.

     "Required Lessors" shall mean, as of the date of determination, holders of
      ----------------
Certificates representing more than 66-2/3% of the Investment Percentages of all Lessors as of the date of determination.

     "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board
      -------------------
of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President, Executive Vice President or Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer or Trust Officer

     "Sale" shall mean the sale by Lessee of a Unit as a consequence of Lessee's
      ----
reorganization of its distribution operations to a party who shall not be an Affiliate of Lessee, or any Person with whom Lessee or any such Affiliate has an understanding or arrangement regarding the future use, possession or ownership of such Unit, in an arm's length transaction for a price substantially equal to the Fair Market Value of such Unit.

     "Schedule III" shall mean the Schedule III attached hereto, as supplemented
      ------------
on each Subsequent Tranche Funding Date, which shall contain, as of the date of determination, a Payment Schedule for each Lessor.

     "SEC" shall mean the United States Securities and Exchange Commission.
      ---

     "Securities Act" shall mean the Securities Act of 1933.
      --------------

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934.
      -----------------------

     "Security Interest" shall have the meaning defined in Section 15.1.
      -----------------                                    ------------

     "Service Provider" shall mean a company, which is not an Affiliate of
      ----------------
Lessee, which operates and manages one or more Units for Lessee pursuant to a contract with Lessee.

     "Site" shall mean each of Lessee's three distribution facilities located at
      ----
(i) Hebron, Kentucky, (ii) Canton, Mississippi and (iii) Henderson, Nevada.

     "Sublease" shall have the meaning provided in Section 5.2.
      --------                                     -----------

     "Subsequent Tranche Funding" shall mean any Funding made on any Subsequent
      --------------------------
Tranche Funding Date.

     "Subsequent Tranche Funding Date" shall mean any Business Day on which (i)
      -------------------------------
all of the conditions set forth in Section 2.10 and Article III with respect to
                                   ------------     -----------
any Subsequent Tranche Funding have been satisfied or waived as determined in the sole discretion of the applicable Subsequent Tranche Lessors and (ii) the Funded Amount transferred to Agent by the Subsequent Tranche Lessors with respect to such Subsequent Tranche Funding is advanced to Lessee by Agent from funds Agent has received from such Subsequent Tranche Lessors in accordance with this Lease.

     "Subsequent Tranche Lessor" shall mean a Lessor who provides a Funding
      -------------------------
pursuant to the terms and provisions of this Lease to Agent on a Subsequent Tranche Funding Date, and any assignees of such Lessors.

     "Subsidiary" shall mean, with respect to any Person, any corporation or
      ----------
other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Supplemental Rent" shall mean any and all amounts, liabilities and
      -----------------
obligations other than Basic Rent which Lessee assumes or agrees or is otherwise obligated to pay under this Lease or any other Operative Document (whether or not designated as Supplemental Rent) to Agent, any Lessor or any other Person, including, without limitation, any Administrative Charge, indemnities and damages for breach of any covenants, representations, warranties or agreements.

     "Taxes" and "Tax" shall mean any and all fees (including, without
      -----       ---
limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income (whether net, gross or adjusted gross), gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto.

     "Term" shall have the meaning provided in Section 4.1.
      ----                                     -----------

     "Termination Date" shall mean the date on which the Term ends pursuant to
      ----------------
(a) Article VIII in connection with an Event of Default, (b) Section 11.2 in
    ------------                                             ------------
connection with an early termination, (c) Section 11.1 in connection with the
                                          ------------
expiration of the Term, or (d) with respect to an individual Unit, Section 11.3
                                                                   ------------
or Section 11.4 in connection with partial prepayments.
   ------------

     "Tranche I Funding" shall mean the Funding made on the Tranche I Funding
      -----------------
Date.

     "Tranche I Funding Date" shall mean the date on which all of the conditions
      ----------------------
set forth in Article III with respect to the Tranche I Funding have been
             -----------
satisfied or waived in writing and the Tranche I Funding is advanced to Lessee by Agent from funds Agent has received from the Tranche I Lessors in accordance with this Lease.

     "Tranche I Lessors" shall mean those Lessors who provide Funding to Agent
      -----------------
pursuant to the terms and provisions of this Lease on the Tranche I Funding Date, and any assignees of such Lessors.

     "Transaction Costs" shall mean
      -----------------

          (i) the actual fees and expenses of (a) Mayer, Brown & Platt and (b) any local or special counsel incurred by Agent in connection with the negotiation, preparation, execution and delivery of the term sheet, the commitment letters, the Operative Documents, and the transactions contemplated thereby incurred by Agent through the Funding Date (subject to the provisions of Section 3.1(f);
                                                --------------

          (ii)   the fees and expenses of the Appraiser;

          (iii)  the reasonable fees, costs and expenses of Agent; and

          (iv) all costs of searching and perfecting a first priority security interest in the Collateral.

     "UCC" shall mean the Uniform Commercial Code of New York or any other
      ---
applicable jurisdiction.

     "Unit" shall mean all of the Collateral located at a Site constituting an
      ----
integrated automated distribution warehouse storage and stock selection system, consisting of, but not being limited to, conveyor systems, sorting equipment, rotating storage structure units, inspection and work stations, and bulk storage rack systems, all for the purpose of receiving, sorting, packaging and shipping Lessee's products to its customers.

     "Unit Value Fraction" shall mean, with respect to any Unit, a fraction the
      -------------------
numerator of which is the Appraised Value of such Unit and the denominator of which is the Appraised Value of all of the Collateral then subject to this Lease, including such Unit.

     "Welfare Plan" shall mean, with respect to any Person, a "welfare plan" as
      ------------
such term is defined in Section 3(1) of ERISA to which such Person or any ERISA Affiliate to such Person may have any liability or contingent liability.


                                   ARTICLE II
            GRANT OF SECURITY INTEREST AND LEASE; GENERAL PROVISIONS

     Section II.1  Funding; Payment of Funded Amount.
                   ---------------------------------

          (a) On each Funding Date hereunder, subject to the terms and conditions hereinafter set forth, and in reliance on the representations and warranties contained herein or made pursuant hereto, upon receipt of the Funding Date Certificate with respect to such Funding Date, each Lessor making a Funding on such Funding Date shall transfer to Agent on such Funding Date an amount equal to such Lessor's Commitment as set forth on
     Schedule III to this Lease with respect to such Funding Date, as supplemented from time to time in accordance with the provisions of this Lease.

          (b) Remittances pursuant to this Section 2.1 shall be made in
                                           -----------
     immediately available funds by wire transfer to the account of Agent set forth below (or as otherwise specified by Agent to each Lessor not less than three Business Days prior to the date of the Funding) and must be received by Agent by 2:00 p.m., New York time, on the Funding Date:

            Bank: First Security Bank, National Association Corporate Trust Services
                              79 South Main Street
                              Salt Lake City, Utah 84111

            ABA Routing #:    124-0000-12
            Account #:        051-0922115
            Re:               Levi Strauss Acct. #36088

     Section II.2  Application of Funds; Lease of Collateral.  On the Tranche I
                   -----------------------------------------
Funding Date and any Subsequent Tranche Funding Date, upon (a) receipt by Agent of all amounts to be paid on the applicable Funding Date by the Lessors pursuant to Section 2.1, and (b) satisfaction or waiver of each of the conditions set
   -----------
forth in Section 3.1 for the Tranche I Funding Date or Section 3.2 for a
         -----------                                   -----------
Subsequent Tranche Funding Date, and in consideration for the grant of the Security Interest by Lessee to Agent pursuant to Section 15.1, Agent, on behalf
                                                 ------------
of the Lessors, shall advance, from the funds made available by the Lessors to Agent on each Funding Date pursuant to Section 2.1, an amount equal to the
                                       -----------
Funded Amount funded on such Funding Date in immediately available funds remitted by wire transfer or direct credit to the account specified by Lessee in the Funding Date Certificate.

     Section II.3  Time and Place of Funding Date.  Each Funding shall take
                   ------------------------------
place on the Funding Date set forth in the Funding Date Certificate, commencing at 2:00 p.m., New York time, subject to the following:

          (i) the Tranche I Funding and Tranche I Funding Date shall occur on a Business Day on or after the date hereof and not later than December 7, 1999 unless mutually extended by the Tranche I Lessors and Lessee;

          (ii) Subsequent Tranche Fundings and Subsequent Tranche Funding Dates shall each occur on a Business Day as agreed by the Subsequent Tranche Lessors funding on such Subsequent Tranche Funding Date and Lessee; and

          (iii) in no event shall the aggregate amount advanced by the Lessors exceed the Maximum Commitment Amount, nor shall the aggregate amount advanced by any Lessor exceed such Lessor's Commitment, nor shall any Lessor be obligated to advance any portion of its Lease Balance which has been repaid by Lessee.

     Section II.4  Nature of Transaction.  It is the intent of the parties that:
                   ---------------------
(a) Lessee retains beneficial ownership of the Collateral and the transaction will be characterized as a secured financial transaction for Federal and state tax, bankruptcy, commercial law and UCC purposes, (b) this Lease grants a first priority security interest in the Equipment and the other Collateral to Agent, for the benefit of the Lessors, and (c) the obligations of Lessee to pay Capital Rent and Accrual Rent shall be treated as payments of principal and interest, respectively. Each of the parties to this Lease agrees that it will not, nor will any Affiliate at any time take any action or fail to take any action with respect to the filing of any tax return, including an amended tax return, inconsistent with the intention of the parties expressed in this Section 2.4.
     -----------

     Section II.5  Intentionally Omitted.
                   ---------------------

     Section II.6  NO WARRANTY.  LESSEE HEREBY AGREES THAT THE COLLATERAL IS
                   -----------
LEASED HEREUNDER IN ITS "AS IS," PRESENT CONDITION SUBJECT TO (i) ANY RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (ii) THE STATE OF TITLE THERETO EXISTING AT THE TIME SUCH COLLATERAL IS SUBJECTED TO THIS LEASE, (iii) ANY STATE OF FACTS WHICH AN ACCURATE PHYSICAL INSPECTION MIGHT SHOW, AND LESSEE CONFIRMS THAT ITS EXECUTION AND DELIVERY OF THE FUNDING DATE CERTIFICATE SHALL CONSTITUTE ITS CERTIFICATION THAT IT HAS INSPECTED AND ACCEPTS, AS BETWEEN LESSORS AND LESSEE, EACH UNIT WHICH IS THE SUBJECT MATTER HEREOF, (iv) ALL APPLICABLE LAWS, AND (v) ANY VIOLATIONS OF APPLICABLE LAWS WHICH MAY EXIST AT THE COMMENCEMENT OF THE TERM. LESSEE ACKNOWLEDGES AND AGREES THAT (a) EACH UNIT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY LESSEE, (b) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES, (c) NEITHER ANY LESSOR NOR AGENT IS A MANUFACTURER THEREOF OR A DEALER IN PROPERTY OF SUCH KIND, (d) NEITHER ANY LESSOR NOR AGENT SHALL BE LIABLE FOR ANY LATENT, HIDDEN OR PATENT DEFECT IN ANY UNIT, OR THE FAILURE OF ANY UNIT TO COMPLY WITH APPLICABLE LAWS (ENVIRONMENTAL OR OTHERWISE) AND/OR INSURANCE REQUIREMENTS, AND (e) NEITHER ANY LESSOR NOR AGENT HAS MADE, OR DOES OR WILL MAKE, (y) ANY REPRESENTATION OR WARRANTY OR COVENANT, WITH RESPECT TO THE TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, DESCRIPTION, DURABILITY OR SUITABILITY OF ANY SUCH UNIT IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE OR (z) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY UNIT, IT BEING AGREED THAT ALL RISKS WITH RESPECT TO THE FOREGOING SHALL BE BORNE BY LESSEE.

     Section II.7  Legal and Tax Representation.  Lessee acknowledges and agrees
                   ----------------------------
that neither any Lessor nor Agent has made any representations and warranties concerning the tax, accounting or legal characteristics of this Lease and that Lessee has obtained and relied on such tax, accounting and legal advice regarding this Lease and the other Operative Documents as it deems appropriate.

     Section II.8  Computations.  All computations of accrued amounts pursuant
                   ------------
to the Operative Documents shall be made on the basis of a 360-day year of twelve 30-day months.

     Section II.9  Capital Rent.  Capital Rent under this Lease for each
                   ------------
Subsequent Tranche Lessor shall be no greater than an amount sufficient to reduce the portion of the Lease Balance attributable to any such Subsequent Tranche Funding to an amount equal to 50% of the amount of such Subsequent Tranche Funding as of the expiration of the Term.

     Section II.10  Conditions for Subsequent Tranche Fundings.  No consent of
                    ------------------------------------------
any Tranche I Lessor or any prior Subsequent Tranche Lessor shall be required for any Subsequent Tranche Funding. The Payment Schedules of the Subsequent Tranche Lessors advancing funds on any Subsequent Tranche Funding Date shall not provide for amortizations of such Subsequent Tranche Lessors' Lease Balances which are greater than that set forth on the pro-forma amortization schedule attached hereto as Schedule 2.10, provided that any such Subsequent Tranche
                   -------------  --------
Lessor's interest in the Collateral shall equal its Investment Percentage, provided, further, that the aggregate of all Funded Amounts that may be funded
--------  -------
on a particular Subsequent Tranche Funding Date shall not exceed the product of the Available Investment Percentage multiplied by the Depreciated Collateral Value as of such Subsequent Tranche Funding Date.

                                  ARTICLE III
                           CONDITIONS TO FUNDING DATE

     Section III.1  Conditions to the Tranche I Funding.  The obligation of
                    -----------------------------------
each Tranche I Lessor to make a Funding on the Tranche I Funding Date hereunder and of Agent to advance such amounts to Lessee shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to each Tranche I Lessor), or the waiver in writing by each Tranche I Lessor of, the conditions precedent set forth in this Section 3.1 on or prior to the Tranche I Funding
                            -----------
Date (except that the obligation of any party hereto shall not be subject to the performance or compliance of such party or of any of such party's Affiliates).

          (a) Funding Date Certificate; Invoices.  Lessee shall have delivered
              ----------------------------------
     to Agent and each Tranche I Lessor, not later than 12:00 noon, New York time, on a date mutually agreed upon by the parties not later than the second (2nd) Business Day prior to the proposed Tranche I Funding Date, (i) an irrevocable written notice substantially in the form of Exhibit A (a
                                                                ---------
     "Funding Date Certificate"), setting forth (A) the proposed Tranche I
     -------------------------
     Funding Date and (B) wire transfer or debit and credit instructions for the disbursement of funds, and which will state that the Collateral is leased in its "as is" present condition for all purposes of this Lease, whereupon the Collateral shall immediately become subject to and be governed by all the provisions of this Lease, and (ii) a Payment Schedule for each Tranche I Lessor.

          (b) Appraisal.  Agent and each Tranche I Lessor shall have received an
              ---------
     Appraisal to the satisfaction of the Tranche I Lessors opining (by use of appraisal methods satisfactory to all of the Tranche I Lessors) (i) that the Fair Market Value of the Collateral as of the Tranche I Funding Date is not less than $144,560,000, and (ii) that the Fair Market Value of the Collateral at the end of the Term is reasonably expected to be at least equal to fifty percent (50%) of the Fair Market Value of the Collateral as of the Tranche I Funding Date.

          (c) Lease.  Agent and each Tranche I Lessor shall have received a
              -----
     fully executed counterpart of this Lease; provided, however, only Agent
                                               --------  -------
     shall receive the original counterpart marked "Counterpart No. 1 - Agent's Original Copy."

          (d) Search Reports.  Agent shall have received, and delivered to each
              --------------
     Tranche I Lessor on request, reports acceptable to counsel to the Tranche I Lessors as to Lessee and the Collateral from each appropriate state and county filing or recording office, each dated as close to the Tranche I Funding Date as practicable, in respect of a search of the applicable UCC files and any indices of Liens maintained by such offices (including, if applicable, indices of judgment, revenue and tax liens), which search reports shall evidence Lessee's ownership of the Collateral as of the Tranche I Funding Date free and clear of all Liens.

          (e) Financing Statements.  Agent shall have received from Lessee duly
              --------------------
     executed UCC financing statements or amendments thereto identifying Lessee as debtor and Agent as secured party for the benefit of the Tranche I Lessors, and describing this Lease as a secured transaction, and such financing statements shall have been filed in each applicable jurisdiction.

          (f) Transaction Costs; Fees.  Lessee shall have paid to Agent, for the
              -----------------------
     benefit of Agent and the Tranche I Lessors, any Transaction Costs invoiced in reasonable detail and not previously paid. Such payment shall be made by wire transfer or debit and credit of immediately available funds to the account specified for Agent on Schedule I. On or prior to the Tranche I
                                    ----------
     Funding Date, Lessee shall have paid to BA Leasing & Capital Corporation (in its individual capacity, "BALCAP") the arrangement fee provided for in
                                   ------
     that certain letter agreement dated July 16, 1999, between Lessee and BALCAP.

          (g) Opinions of Counsel.  Each Tranche I Lessor, Agent and their
              -------------------
     respective counsel shall have received the opinions of (a) Bingham Dana LLP, counsel to Lessee, and Albert Moreno, Esq., General Counsel to Lessee, and (b) Miller, Griffin & Marks, P.S.C., Watkins, Ludlum, Winter & Stennis, P.A., and Jones Vargas, which are the Kentucky, Mississippi and Nevada counsel, respectively, to Lessee, which opinions collectively shall address the matters set forth in Exhibit B-1. By its execution hereof, Lessee
                              -----------
     expressly instructs each such counsel to execute and deliver such opinions to the Persons designated in the preceding sentence.

          (h) Corporate Status and Proceedings.  Agent shall have received:
              --------------------------------

              (i) certificates of existence and good standing with respect to Lessee from the Secretary of State of the State of its incorporation, dated no earlier than the 15th day prior to the Tranche I Funding Date;

               (ii) an Officer's Certificate of Lessee substantially in the form of Exhibit D, dated the Tranche I Funding Date, with respect to
                  ---------
          representations and warranties and Events of Default or Incipient Defaults; and

               (iii) a Certificate of the Secretary or Assistant Secretary of Lessee substantially in the form of Exhibit E, dated the Tranche I
                                              ---------
          Funding Date, with respect to Lessee's governing documents, resolutions and incumbent officers.

          (i)  Consents and Approvals.  All necessary consents, approvals and
               ----------------------
     authorizations of, and declarations, registrations and filings with, Authorities and nongovernmental Persons including, without limitation, the agents and lenders under Lessee's existing credit facilities, required to consummate the transactions contemplated by this Lease shall have been obtained or made by Lessee and shall be in full force and effect.

          (j)  Payment of Impositions.  All Taxes payable on or prior to the
               ----------------------
     Tranche I Funding Date in connection with the execution, delivery, recording or filing of any of the Operative Documents, in connection with the filing of any of the financing statements and any other documents, and in connection with the consummation of any other transactions contemplated hereby or by any of the other Operative Documents, shall have been paid in full by Lessee.

          (k) Insurance Certificates.  Agent shall have received (and each
              -----------------------
     Tranche I Lessor shall have received a copy thereof from Agent) a current certificate from Lessee to the effect that insurance complying with Section
                                                                         -------
     6.2 of this Lease is in full force and effect as of the Tranche I Funding
     ---
     Date, and there shall be no past due premiums in respect of any such insurance.

          (l) Absence of Material Adverse Effect.  Since August 29, 1999, no
              ----------------------------------
     Material Adverse Effect shall have occurred.

          (m) No Casualty.  No Casualty shall have occurred with respect to any
              -----------
     Unit in which the Security Interest has been granted as of the Tranche I Funding Date.

          (n) Representations and Warranties True; Absence of Defaults.  Each of
              --------------------------------------------------------
     the representations and warranties made by or on behalf of Lessee under the Operative Documents shall be true on and as of the Tranche I Funding Date, and there shall exist no Incipient Default or Event of Default.

          (o) Certificates.  Each Tranche I Lessor shall have received from
              ------------
     Lessee a Certificate duly executed by Lessee and registered in such Tranche I Lessor's name evidencing such Tranche I Lessor's right to receive Accrual Rent, Capital Rent and the Lease Balance set forth on such Lessor's Payment Schedule, and Supplemental Rent, in each case as provided in this Lease, or, in the event of a foreclosure on any or all of the Collateral, in accordance with Section 8.4(c).
                                           --------------

          (p) Opinion of Counsel to Agent.  The Tranche I Lessors shall have
              ---------------------------
     received a satisfactory opinion of counsel to Agent.

          (q) Proceedings Satisfactory, etc.  All proceedings taken in
              ------------------------------
     connection with the Tranche I Funding Date and all documents relating thereto shall be reasonably satisfactory to each Tranche I Lessor and their respective counsel, and each such Person shall have received copies of such documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to each such Person.

     Section III.2  Conditions to Each Subsequent Tranche Funding.  The
                    ---------------------------------------------
obligation of each Subsequent Tranche Lessor to make its Funding on the applicable Subsequent Tranche Funding Date hereunder and of Agent to advance such amounts to Lessee shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to each Subsequent Tranche Lessor), or the waiver in writing by each Subsequent Tranche Lessor of, the conditions precedent set forth in this Section 3.2 on or prior to the applicable Subsequent Tranche
                  -----------
Funding Date (except that the obligation of any party hereto shall not be subject to the performance or compliance of such party or of any of such party's Affiliates).

          (a) Funding Date Certificate; Invoices.  Lessee shall have delivered
              ----------------------------------
     to Agent and each Subsequent Tranche Lessor, not later than 12:00 noon, New York time, on a date mutually agreed upon by the parties not later than the second (2nd) Business Day prior to the proposed Subsequent Tranche Funding Date, a Funding Date Certificate with respect to such Subsequent Tranche Funding Date, setting forth (i) the proposed Subsequent Tranche Funding Date and (ii) wire transfer or debit and credit instructions for the disbursement of funds.

          (b) Appraisal.  Each Subsequent Tranche Lessor shall have received a
              ---------
     copy of and approved the Appraisal described in Section 3.1(b).
                                                     --------------

          (c) Supplement to Lease.  Agent, acting on behalf of each Lessor,
              -------------------
     Lessee, and each Subsequent Tranche Lessor making a Funding on such Subsequent Funding Date shall execute and deliver to each Lessor a fully executed counterpart of a supplement to this Lease dated as of such Subsequent Tranche Funding Date which shall add such Subsequent Tranche Lessors as Lessors hereunder and set forth their respective Commitments. Each such supplement to this Lease shall become effective upon execution and delivery thereof by Agent, Lessee and each such Subsequent Tranche Lessor and shall include a Payment Schedule for each Subsequent Tranche Lessor making a Funding on such Subsequent Tranche Funding Date, which additional Payment Schedules shall supplement Schedule III. Agent shall receive the original counterparts marked "Counterpart No. 1 - Agent's Original Copy" of each such supplement.

          (d) Search Reports.  Agent shall have delivered to each such
              --------------
     Subsequent Tranche Lessor copies of the reports described in Section
                                                                  -------
     3.1(d), dated down to such Subsequent Tranche Funding Date, which reports
     ------
     shall be acceptable to each such Subsequent Tranche Lessor, and Agent shall deliver copies of the date-downs to each other Lessor on request.

          (e) Opinions of Counsel.  Each Subsequent Tranche Lessor and Agent,
              -------------------
     and their respective counsels, shall have received copies of the opinions described in Section 3.1(g), dated down as necessary or appropriate as of
                  --------------
     such Subsequent Tranche Funding Date, together with letters from the counsels for Lessee listed in Section 3.1(g), stating that each such
                                   --------------
     Subsequent Tranche Lessor and Agent, and their respective counsels, are entitled to rely on such opinion letters, or date downs thereof, as of such Subsequent Tranche Funding Date. By its execution hereof, Lessee expressly instructs each such counsel to execute and deliver such opinions to the Persons designated in the preceding sentence.

          (f) Corporate Status and Proceedings.  Agent shall have received:
              --------------------------------

               (i) certificates of existence and good standing with respect to Lessee from the Secretary of State of the State of its incorporation, dated no earlier than the 15th day prior to such Subsequent Tranche Funding Date;

               (ii) an Officer's Certificate of Lessee substantially in the form of Exhibit D, dated such Subsequent Tranche Funding Date, with
                  ---------
          respect to representations and warranties and absence of defaults; and

               (iii) a Certificate of the Secretary or Assistant Secretary of Lessee substantially in the form of Exhibit E, dated such Subsequent
                                              ---------
          Tranche Funding Date, with respect to Lessee's governing documents, resolutions and incumbent officers.

          (g) Consents and Approvals.  All necessary consents, approvals and
              ----------------------
     authorizations of, and declarations, registrations and filings with, Authorities and nongovernmental Persons, including, without limitation, the agents and lenders under Lessee's existing credit facilities, required to consummate the transactions contemplated by this Lease shall have been obtained or made by Lessee and shall be in full force and effect as of such Subsequent Tranche Funding Date.

          (h) Payment of Impositions.  All Taxes payable on or prior to such
              ----------------------
     Subsequent Tranche Funding Date in connection with the execution, delivery, recording or filing of any of the Operative Documents, in connection with the filing of any of the financing statements and any other documents, and in connection with the consummation of any other transactions contemplated hereby or by any of the other Operative Documents, shall have been paid in full by Lessee.

          (i)       Insurance Certificates.  Each Subsequent Tranche Lessor
                         ----------------------
     shall have received from Agent a copy of a current certificate from Lessee to the effect that insurance complying with Section 6.2 of this Lease is in
                                                 -----------
     full force and effect as of such Subsequent Tranche Funding Date, and there shall be no past due premiums in respect of any such insurance.

          (j)       Absence of Material Adverse Effect.  Since August 29, 1999,
                    ----------------------------------
     no Material Adverse Effect shall have occurred.

          (k)       No Casualty. No Casualty shall have occurred with respect to
                    -----------
     any Unit in which the Security Interest has been granted as of such Subsequent Tranche Funding Date.

          (l)       Representations and Warranties True; Absence of Defaults.
                    --------------------------------------------------------
     Each of the representations and warranties made by or on behalf of Lessee under the Operative Documents shall be true on and as of such Subsequent Tranche Funding Date, and there shall exist no Incipient Default or Event of Default on or as of such date.

          (m)       Certificates.  Each Subsequent Tranche Lessor shall have
                    ------------
     received from Lessee a Certificate duly executed by Lessee and registered in such Subsequent Tranche Lessor's name evidencing such Subsequent Tranche Lessor's right to receive Accrual Rent, Capital Rent and the Lease Balance set forth on such Lessor's Payment Schedule in each case as provided in this Lease, or, in the event of a foreclosure on any or all of the Collateral, in accordance with Section 8.4(c).
                                    --------------

          (n)       Opinion of Counsel to Agent.  Each Subsequent Tranche Lessor
                    ---------------------------
     shall have received a copy of the opinion of counsel to Agent described in
     Section 3.1(p), dated down as necessary or appropriate as of such
     --------------
     Subsequent Tranche Funding Date, together with a letter from the counsel for Agent, stating that each such Subsequent Tranche Lessor and their respective counsel are entitled to rely on such opinion letter, or date down thereof, as of such Subsequent Tranche Funding Date.

          (o)       Proceedings Satisfactory, etc.  All proceedings taken in
                    ------------------------------
     connection with such Subsequent Tranche Funding Date and all documents relating thereto shall be reasonably satisfactory to each Subsequent Tranche Lessor and their respective counsel, and each such Person shall have received copies of such documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to each such Person.

     Section III.3  Other Documents.  On or prior to any Funding Date, all other
                    ---------------
Operative Documents shall have been executed by Lessee and delivered to the appropriate recipients thereof, including, without limitation, amendments to the credit agreements of Lessee necessary to authorize this Lease.


                                  ARTICLE IV

                             TERM, RENT AND PAYMENT

     Section IV.1  Term.  Unless earlier terminated, the term of this Lease
                   ----
shall commence on and include the Tranche I Funding Date and, regardless of a Lessor's Funding Date, end on, but not include, the fifth anniversary thereof (the "Term").
      ----

     Section IV.2  Rent Payments. On each Payment Date during the Term, Lessee
                   -------------
shall pay to Agent, for the benefit of the Lessors, payments of rent as set forth opposite the applicable Payment Date on the Lessors' Payment Schedules ("Basic Rent"). Scheduled installments of Basic Rent may be adjusted pursuant
------------
to Sections 6.1(a), 11.3 and 11.4.
   ---------------  ----     ----

     Section IV.3  Place and Manner of Payment.  Rent and all other sums due to
                   ---------------------------
Agent or any Lessor hereunder shall be paid in immediately available funds and if payable to Agent or to a Lessor, at the office of Agent or such Lessor specified on Schedule I, or at such other office of Agent or any Lessor as such
             ----------
Person may from time to time specify to Lessee in a notice pursuant to this Lease. All such payments shall be received by Agent or Lessor, as applicable, not later than 11:00 a.m., New York time, on the date due; funds received after such time shall for all purposes under the Operative Documents be deemed to have been received by Agent on the next succeeding Business Day. Any payments received by Agent not later than 11:00 a.m., New York time, shall be sent by Agent to the Lessors in immediately available funds no later than 1 p.m., New York time, on the same day, and any payments received by Agent from or on behalf of Lessee after 11:00 a.m., New York time, shall be sent to Lessors as soon after receipt as practicable, but not later than noon, New York time, on the next succeeding Business Day.

     Section IV.4  Net Lease.  This Lease is a net lease and Lessee's obligation
                   ---------
to pay all Rent payable hereunder shall be absolute and unconditional under any and all circumstances and, without limiting the generality of the foregoing, Lessee shall not be entitled to any abatement or reduction of Rent or any setoff against Rent, Administrative Charge, indemnity or other amount, whether arising by reason of any past, present or future claims of any nature by Lessee against Agent or any Lessor, or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessee be otherwise affected: (a) by reason of any defect in the condition, merchantability, design, construction, quality or fitness for use of, damage to, or loss of possession or use, obsolescence or destruction, of any or all of the Collateral, however caused; or (b) by the taking or requisitioning of any or all of the Collateral by condemnation or otherwise; or (c) by the invalidity or unenforceability or lack of due authorization by Agent, any Lessor or Lessee or other infirmity of this Lease or any other Operative Document; or (d) by the attachment of any Lien of any third party to any Unit; or (e) by any prohibition or restriction of or interference with Lessee's use of any or all of the Collateral by any Person; or (f) by the insolvency of or the commencement by or against Agent or any Lessor of any bankruptcy, reorganization or similar proceeding; or (g) by any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties that all Rent payable by Lessee hereunder shall be payable in all events in the manner and at the times herein provided unless Lessee's obligations in respect thereof have been terminated or modified pursuant to the express provisions of this Lease or any amendment hereto. To the extent permitted by Applicable Law, Lessee hereby waives any and all rights which it may now have or which may at any time be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease, in whole or in part, except strictly in accordance with the express terms hereof. Each rental, indemnity or other payment made by Lessee hereunder shall be final, and Lessee shall not seek to recover (except as expressly provided in this Lease) all or any part of such payment from Agent or any Lessor for any reason whatsoever. Without affecting Lessee's obligation to pay Rent, payable hereunder, Lessee may seek damages for a breach by Agent or any Lessor of its obligations under this Lease.

     Section IV.5  Overdue Amounts.  Lessee shall pay to Agent, for the benefit
                   ---------------
of Lessors, on demand, interest at the rate per annum which is 2% above the Interest Rate on any overdue amount of Rent, Lease Balance, Administrative Charge, Casualty Amount or any other payment due under this Lease and (to the extent permitted by Applicable Laws) such interest shall accrue from the date due (not taking into account any grace period) until payment is made.

     Section IV.6  No Termination or Abatement.  Lessee shall remain obligated
                   ---------------------------
under this Lease in accordance with its terms and, consistent with the intention of the parties expressed in Sections 2.4 and 15.1, shall not take any action to
                            -------- ---     ----
terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Agent or any Lessor, or any action with respect to this Lease which may be taken by any custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person. Lessee hereby waives all right (i) to terminate or surrender this Lease (except as provided herein) or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms, and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.

                                   ARTICLE V
           POSSESSION, ASSIGNMENT, USE AND MAINTENANCE OF COLLATERAL

     Section V.1  Possession and Use of Collateral; Compliance with Laws.
                  ------------------------------------------------------
Lessee agrees that the Collateral will be used and operated in material compliance with any and all Applicable Laws and/or Insurance Requirements. Lessee shall procure and maintain in effect all licenses, registrations, certificates, permits, approvals and consents required by Applicable Laws or by any Authority in connection with the ownership, use and operation of each Unit and the other Collateral. Lessee shall not (a) use, operate, maintain or store any Unit or any portion thereof in violation of Section 5.3 or any Insurance
                                                -----------
Requirement; (b) sublease, assign or otherwise permit the use of any Unit except as may be permitted by Section 5.2; (c) except as set forth in Section 5.2 or
                       -----------                             -----------
11.4, sell, assign or transfer any of its rights hereunder or in any Unit or any
----
part of the Collateral, or directly or indirectly create, incur or suffer to exist any Lien on any of its rights hereunder or in any Unit or any part of the Collateral, except for Permitted Liens; or (d) except in connection with any maintenance or repair thereof in accordance with Sections 5.3 and 5.4 hereof,
                                                 ------------     ---
permit any Unit to be located at any location other than the location of such Unit as of the Tranche I Funding Date and as set forth opposite such Unit on
Schedule I to the Funding Date Certificate for the Tranche I Funding. Lessee will defend the transfer of the Security Interest against the claims or demands of all Persons. Lessee shall not use any Collateral, or permit any Collateral to be used, for the transportation or storage of Hazardous Material, except for Hazardous Materials usual and incidental to operation and maintenance of such Collateral, which shall be stored, used and disposed of in material compliance with all Applicable Laws.

     Section V.2  Subleases and Assignments.  LESSEE SHALL NOT, WITHOUT THE
                  -------------------------
PRIOR WRITTEN CONSENT OF THE REQUIRED LESSORS, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD, SUBLEASE OR OTHERWISE RELINQUISH POSSESSION OF ANY UNIT, OR ASSIGN, TRANSFER OR ENCUMBER ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED SUBLEASE, RELINQUISHMENT, ASSIGNMENT, TRANSFER OR ENCUMBERING BY LESSEE SHALL BE NULL AND VOID, except as provided in this Section 5.2. Each
                                                             -----------
sublease entered into in accordance with this Section 5.2 shall be referred to
                                              -----------
as a "Sublease", and each Person which is the other party to a Sublease shall be
      --------
referred to as a "Sublessee".  So long as no Incipient Default or Event of
                  ---------
Default shall have occurred and be continuing, Lessee may sublease, without the prior written consent of the Lessors or Agent, one or more Units to (i) a wholly-owned Subsidiary of Lessee or (ii) a Service Provider; provided, that any
                                                              --------
Sublease entered into pursuant to this Section 5.2 must satisfy each of the
                                       -----------
following conditions:

          (a) such Sublease shall (i) automatically expire upon the termination of this Lease, (ii) be expressly subordinate and subject to this Lease and the Liens created hereunder, and (iii) expressly require the Collateral subject thereto to be returned as directed by the Agent or the Required Lessors upon notice to the Sublessee that an Event of Default shall have occurred and be continuing;

          (b) such Sublease shall be in writing and shall expressly prohibit any further assignment, sublease or transfer;

          (c) such Sublease shall not contain a bargain purchase option in favor of the Sublessee or any other provision pursuant to which the Sublessee may obtain record or beneficial title to any Unit or any Part leased thereunder from Lessee;

          (d) such Sublease shall prohibit the Sublessee from making any alterations or modifications to any Unit that would violate this Lease;

          (e) such Sublease shall require the Sublessee to maintain each Unit subleased thereunder in accordance with Section 5.3 and the first sentence
                                             -----------
     in Section 5.4;
        -----------

          (f) all of Lessee's rights, title and interest in, to and under such Sublease shall be pledged by Lessee to Agent, for the benefit of Lessors, as collateral for Lessee's obligations under the Operative Documents, and such pledge shall be perfected by delivery of an executed original counterpart upon the execution and delivery thereof, marked as the sole original execution counterpart for UCC purposes, to the Agent, and Lessee shall, at its own cost and expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which the Lessors may reasonably request in order to create, perfect, preserve and protect Agent's Lien, for the benefit of the Lessors, in such Sublease;

          (g) Lessee shall not, without Agent's prior written consent, permit or consent to any renewal or extension of a Sublease at any time when Lessee has knowledge that an Incipient Default or Event of Default has occurred and is continuing;

          (h) No Unit or Part shall be removed from the location at which it was located on the Tranche I Funding Date, except as permitted pursuant to Sections 5.3, 5.4, 6.1, 11.3 and 11.4; and
     ------------  ---  ---  ----     ----

          (i) Lessee shall notify Agent in writing not less than 30 days prior to entering into any Sublease, which notice shall include a description of the Unit or Collateral to be leased thereunder.

The liability of Lessee with respect to this Lease and each of the other Operative Documents shall not be altered or affected in any way by the existence of any Sublease.

     Section V.3  Maintenance.  At all times during the Term, Lessee shall, at
                  -----------
its own cost and expense, keep, repair, maintain, manage, monitor and preserve each Unit and Part in at least as good order and operating condition, repair and appearance as of the date hereof, ordinary wear and tear excepted, so as to preserve its remaining economic useful life, utility and residual value, and in material conformance with (i) such maintenance and repair standards and procedures as are set forth in the manufacturer's manuals or service contracts pertaining to the Unit or Part, (ii) such standards or procedures as may be required to enforce warranty claims against each vendor and manufacturer of each Unit or Part, (iii) customary industry standards as would be used by prudent Competitors of Lessee so as to keep the Unit or Part in first-class condition, (iv) all Applicable Laws and Insurance Requirements, and in the event that Applicable Laws require any alteration, replacement or addition of or to any Part on any Unit, Lessee will conform therewith at its own expense, and (v) at least in conformity with Lessee's standard practices for properties of a similar nature. Notwithstanding any other restriction in this Lease, Lessee may remove any Part from any Site for purposes of complying with its obligations in this Section 5.3, provided that Lessee shall use all
                        -----------  --------
commercial diligence in carrying out such obligations and effect the prompt return of the Part to the Site, and Lessee shall take all necessary steps to ensure that the Unit from which such Part was removed will be able to be operated as contemplated by this Lease during the period of time during which such Part is not at the Site.

In no event shall Lessee discriminate as to the use or maintenance of any Unit (including the periodicity of maintenance or record keeping in respect of such Unit) as compared to the highest standards of Lessee (or any of its Affiliates) with respect to equipment of a similar nature which Lessee (or any Affiliates) owns or leases. Lessee shall prepare and deliver to Agent within a reasonable time prior to the required date of filing (and, to the extent permissible, file on behalf of Agent and Lessors) any and all reports to be filed by Agent or any Lessor with any Authority by reason of the transaction described herein. Agent and each Lessor shall inform Lessee of any request for such reports received by it. Lessee shall maintain or cause to be maintained, and shall permit the Agent and Lessors to inspect, all records, logs and other materials required by any Authority having jurisdiction over the Collateral or Lessee, to be maintained in respect of each Unit. Lessee hereby waives any right now or hereafter conferred by law to make repairs on the Collateral at the expense of Agent or any Lessor.

     Section V.4  Alterations, Modifications, etc.  In case any Unit or any
                  --------------------------------
material component thereof (each component, a "Part"), is required to be
                                               ----
altered, added to, replaced or modified in order to comply with any Applicable Laws or to comply with Sections 5.1 or 5.3 hereof (a "Required Alteration"),
                       ------------    ---            -------------------
Lessee shall make such Required Alteration at its own expense. In addition, in case any portion of a Unit or Part is required to be altered, added to, replaced or modified in order to comply with any Applicable Laws or to comply with Sections 5.1 or 5.3 hereof, but such alteration, addition, replacement or
------------    ---
modification does not constitute a Required Alteration, Lessee shall make such alteration, addition, replacement or modification at its own expense, without, however, being required to provide a certificate pursuant to the third to last sentence of this Section 5.4. Lessee shall have the right to make any
                 -----------
modification, alteration or improvement to any Part (herein referred to as a "Permitted Modification"), provided that any Parts installed or replacements
-----------------------    --------
made by Lessee upon any Unit (including, without limitation, Permitted Modifications) shall be considered accessions to such Unit and a security interest therein shall be immediately and automatically vested in Agent, for the benefit of Lessors. All replacement Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good an operating condition as, and shall have a value, utility and remaining economic useful life at least equal to, the Parts replaced, assuming such replaced Parts and the relevant Collateral were immediately prior to such replacement or the event or events necessitating such replacement in the condition and repair required to be maintained by the terms hereof. Notwithstanding any other restriction in this Lease, Lessee may remove any Part from any Site for purposes of making a Required Alteration or a Permitted Modification, provided that Lessee shall use
                                                 --------
all commercial diligence in making such Required Alterations or Permitted Modifications and effect the prompt return of the Part to the Site, and Lessee shall take all necessary steps to ensure that the Unit from which such Part was removed will be able to be operated as contemplated by this Lease during the period of time during which such Part is not at the Site. Any Part at any time removed from any Unit shall remain subject to the interests of Agent and Lessors under the Operative Documents, no matter where located, until such time as such Part shall be replaced by a Part which has been incorporated or installed in or attached to such Unit and which meets the requirements for a replacement Part specified above. No later than 45 days after the end of each fiscal quarter of Lessee in which Lessee makes a Required Alteration or a Permitted Modification, Lessee shall deliver to Agent, for the benefit of Lessors, a certificate evidencing the granting by Lessee to Agent, for the benefit of Lessors, of a security interest in all replacement Parts not previously subjected to this Lease and such other documents (including UCC-1's) in respect of such Part or Parts as the Required Lessors may reasonably request in order to confirm that a security interest in such Part or Parts has passed to Agent, for the benefit of Lessors, as hereinabove provided. All replacements pursuant to this Section 5.4
                                                                     -----------
shall be purchased by Lessee with its own funds. There shall be no obligation on the part of the Agent or any Lessor to pay for or otherwise finance any such replacement.

     Section V.5  Liens.  Lessee will not directly or indirectly create, incur,
                  -----
assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to (i) any Unit or any Part thereof or any other Collateral, Agent's or any Lessor's interest therein, or any other interest therein, or (ii) this Lease or any of Agent's or any Lessor's interests hereunder. Lessee, at its own expense, will, within sixty (60) days, unless challenged in a Permitted Contest, pay, satisfy and otherwise take such actions as may be necessary to keep this Lease and the Collateral free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to Agent and the Required Lessors, any such Lien not excepted above if the same shall arise at any time. Lessee will notify Agent in writing promptly upon becoming aware of any Tax or other Lien (other than any Lien excepted above) that shall attach to the Collateral or any Unit, and of the full particulars thereof. Without limiting the foregoing, Lessee shall not assign or pledge any of its rights under any Sublease to any Person other than Agent, for the benefit of Lessors. Without limiting the foregoing, Lessee covenants and agrees that it will keep each Unit free and clear of any Liens of the owner or owners of any interest in the real estate on which such Unit may from time to time be located and any purchaser of, or present or future creditor obtaining a lien on, such real estate, and will obtain and deliver, promptly after delivery or change in the location of any Unit, such waivers (including, without limitation, waivers from mortgagees and landlords) of any of the foregoing in recordable form reasonably satisfactory to Agent and each Lessor as are necessary to so maintain such Unit free and clear as aforesaid.

     Section V.6  Identifying Numbers; Legend; Changes; Inspection.  To the
                  ------------------------------------------------
extent reasonably practicable, as agreed upon by Agent and Lessee, Lessee will cause each Unit or Part to be kept numbered with the identification number as shall be set forth on Schedule II, and Lessee will at all times keep and maintain, plainly, distinctly, permanently and conspicuously marked on each Unit or Part in letters not less than one inch in height, the words "SUBJECT TO A SECURITY INTEREST IN FAVOR OF FIRST SECURITY BANK, NATIONAL ASSOCIATION, AS AGENT FOR THE LESSORS UNDER A LEASE INTENDED AS SECURITY DATED AS OF DECEMBER 3, 1999" or other appropriate words designated by Agent or the Required Lessors, with appropriate changes thereof and additions thereto as from time to time may be required by law in order to protect Agent's security interest, for the benefit of the Lessors, in such Unit. Lessee will replace promptly any such words which may be removed, defaced, obliterated or destroyed. Lessee will not change the identification number of any Unit or Part, unless and until (i) a statement of new number or numbers to be substituted therefor shall have been delivered to Agent and filed, recorded and deposited by the Lessee in all public offices where this Lease or any document or instrument required to perfect the liens intended to be created hereunder shall have been filed, recorded and deposited or any financing statement has been filed in respect thereof and (ii) Lessee shall have furnished Agent an opinion of counsel addressed to Agent and the Lessors in form and substance reasonably satisfactory to Agent and the Required Lessors to the effect that filing, recordation and deposit of such statement will protect the right and security interest of Agent, on behalf of the Lessors, in such Unit or Part, and that no other filing, recording, deposit or giving of notice with or to any other Federal, state or local government or agency thereof is necessary to protect such right and security interest. The Collateral may be lettered with the names or initials or other insignia customarily used by the Lessee or its permitted Sublessee but Lessee will not allow the name of any other Person to be placed on any Unit or Part, as designation that might be interpreted as a claim of ownership. Upon the request of Agent or the Required Lessors, Lessee shall make the Collateral available to Agent or any Lessor, its agents, or its assignees for inspection at reasonable times and at reasonable locations and upon reasonable notice and shall also make Lessee's records pertaining to the Collateral available for inspection, provided that from and after the occurrence of an Event of Default,
            --------
all costs and expenses of the Agent or any Lessor in connection with such inspection shall be borne by Lessee.


                                   ARTICLE VI
                            RISK OF LOSS; INSURANCE

     Section VI.1  Casualty and Replacement.
                   ------------------------

          (a) Casualty.  Upon the occurrence of a Casualty prior to or during
              --------
     the Term, Lessee shall give Agent prompt written notice thereof (a "Casualty Notice") and Lessee shall pay to Agent, for the benefit of the
      ---------------
     Lessors, the Casualty Amount of the Unit suffering such Casualty, which payment shall be made upon the earliest to occur of (i) Lessee receiving insurance proceeds, (ii) 90 days after such Casualty and (iii) the expiration or earlier termination of this Lease (the "Casualty Settlement
                                                           -------------------
     Date"), provided that if any such payment would result in there being only
     ----    --------
     one Unit subject to this Lease, Lessee shall be obligated to repay to Agent the entire outstanding Lease Balance after such payment plus all accrued and unpaid Accrual Rent and other amounts due under the Operative Documents, such full repayment to be made no later than the Casualty Settlement Date, and upon the indefeasible payment of such full repayment, this Lease and the Security Interest shall be terminated and released. Lessee shall continue to make all payments of Rent due under this Lease until and including the Casualty Settlement Date. Upon payment on such Casualty Settlement Date of the Casualty Amount in respect of any Unit suffering a Casualty, the remaining scheduled payments of Basic Rent, if any, as well as the amount of the Lease Balance remaining following the payment of the final installment of Basic Rent at the end of the Term shall each be reduced, for each Lessor, by an amount equal to the product of the scheduled amount of such Basic Rent payment or such remaining Lease Balance, for each Lessor, as the case may be (determined in each case prior to the receipt of such Casualty Amount), multiplied by the Unit Value Fraction of the Unit suffering such Casualty.

          (b)  Repair of a Unit.  If a Unit or any portion thereof suffers a
               ----------------
     condemnation, loss or other damage as a result of any occurrence which does not result in a Casualty, Lessee shall give Agent prompt written notice thereof and shall, not more than 90 days after the date of such notice, or such longer period as reasonably required to repair or replace such Unit, so long as Lessee has diligently commenced and is diligently pursuing such repair or replacement, repair or replace the portion of such Unit which has suffered such condemnation, loss or other damage, with replacement Parts meeting the suitability standards hereinafter set forth, provided that Lessee shall not be required to give such notice if the damage to the Unit is not material. Notwithstanding the preceding sentence, if the condemnation, loss or other damage will, in Lessee's reasonable judgment, cost more than $5,000,000 to repair or replace, Lessee shall immediately provide notice of such condemnation, loss or other damage to Agent, and if such repair or replacement is not completed in accordance with this Lease within 120 days after the date of such notice and Lessee has not deposited Casualty Proceeds in the Deposit Account pursuant to Section 6.1(d) with
                                                          --------------
     respect to such condemnation, loss or damage, Lessee shall deposit into the Deposit Account funds in the amount of such estimated cost of repair and replacement. To be suitable as a replacement Part, an item must be the same or substantially similar general type, value, function and utility as the Part suffering the damage, and be free and clear of any Liens other than Permitted Liens. Lessee shall cause such instruments and documents (including UCC-1 Financing Statements) as may be required by the Required Lessors to be executed and delivered to Agent and the Lessors in order to subject such replacement Part(s) to this Lease and to perfect the lien of this Lease on such replacement Part(s), and upon such execution and delivery and the receipt by Agent of (i) evidence reasonably satisfactory to the Required Lessors of Lessee's compliance with the insurance provisions of Section 6.2 with respect to such replacement Part(s), and
                   -----------
     (ii) an opinion of counsel to Lessee in form and substance reasonably satisfactory to Agent and the Lessors opining, among other things, to the effect that all appropriate filings, recordings and other acts have been taken to protect the right and the Security Interest of Agent, on behalf of the Lessors, in such replacement Part(s) and that no other filing, recording, deposit, or giving of notice with or to any Authority is necessary to protect such right and the Security Interest in such replacement Part(s), such replacement Part(s) shall be deemed part of the applicable Unit for all purposes hereof.

          (c)  Use of Proceeds.  If Agent has received the amount payable with
               ---------------
     respect to the Casualty and all other amounts due hereunder, and no Event of Default shall have occurred and be continuing, Lessee shall be entitled to receive from Agent the proceeds of any recovery in respect of a Unit which has suffered a Casualty from insurance or otherwise ("Casualty
                                                                 --------
     Recoveries"), and Agent, subject to the rights of any insurer insuring the
     ----------
     Collateral as provided herein and the indefeasible payment of the amount payable with respect to the Casualty, shall execute and deliver to Lessee, or to its assignee or nominee, any such documents as may be reasonably required to release the Unit from the terms of this Lease, in such form as may reasonably be requested by Lessee without warranty of any kind, provided that if any Casualty Proceeds with respect to loss or damage
     --------
     arising out of a single event is less than $5,000,000 and no Event of
                                                           ---
     Default or uncured Incipient Default shall have occurred and be continuing, Agent shall deliver such Casualty Proceeds to Lessee and except for the last sentence of this Section 6.1(c), the provisions of Sections 6.1(c) and
                           --------------                    ---------------
     6.1(d) shall not apply thereto.  All fees, costs and expenses relating to a
     ------
     substitution as described herein shall be borne by Lessee. Except as otherwise provided in this Section 6.1, Lessee shall not be released from
                                -----------
     its obligations hereunder in the event of, and shall bear the risk of, any Casualty or other loss or damage to any Unit or Part prior to or during the Term and thereafter until all of Lessee's obligations hereunder are fully performed. Any payments (including, without limitation, insurance proceeds) received at any time by Agent or Lessee from any Authority or other party with respect to any loss or damage to any Unit not constituting a Casualty will, provided no Event of Default shall have occurred and be continuing, be applied directly in payment of repairs or for replacement of property in accordance with the provisions of Section 6.1(b), if not already paid by
                                       --------------
     Lessee, or if already paid by Lessee and no Event of Default shall have occurred and be continuing, shall be applied to reimburse Lessee for such payment, and any balance remaining after compliance with said Section with respect to such loss or damage shall be retained by Lessee.

          (d)  Deposit of Funds.  Subject to Section 6.1(c), all Casualty
               ----------------              --------------
     Recoveries or other payments (including, without limitation, insurance proceeds) received at any time by Agent or Lessee from any Authority or other party with respect to any Casualty or other loss or damage to a Unit (collectively, "Casualty Proceeds") shall be deposited into a deposit
                     -----------------
     account established by Agent for the benefit of the Lessors (the "Deposit
                                                                       -------
     Account").  Any Casualty Proceeds in the Deposit Account shall be remitted
     -------
     promptly to Lessee after, with respect to a Casualty or other condemnation, loss or damage, Lessee's compliance with the requirements of clause (a) or
                                                                  ----------
     clause (b), as applicable, of this Section 6.1, provided that no Casualty
     ----------                         -----------
     Proceeds shall be remitted if at the time remittance would otherwise be proper there shall have occurred and be continuing an Event of Default or an Incipient Default.

          (e)  Assumption of Risk.  LESSEE HEREBY ASSUMES ALL RISK OF LOSS,
               ------------------
     DAMAGE, THEFT, TAKING, DESTRUCTION, CONFISCATION, REQUISITION, COMMANDEERING, TAKING BY EMINENT DOMAIN OR CONDEMNATION, PARTIAL OR COMPLETE, OF OR TO EACH UNIT,

     HOWEVER CAUSED OR OCCASIONED, SUCH RISK TO BE BORNE BY LESSEE WITH RESPECT TO EACH UNIT DURING THE TERM. LESSEE AGREES THAT NO OCCURRENCE SPECIFIED IN THE PRECEDING SENTENCE SHALL IMPAIR, IN WHOLE OR IN PART, ANY OBLIGATION OF LESSEE UNDER THIS LEASE, INCLUDING, WITHOUT LIMITATION, THE OBLIGATION TO PAY RENT .

     Section VI.2  Insurance Coverages.  Lessee shall at all times, at its
                   -------------------
expense, cause to be carried and maintained with financially sound and reputable insurers, insurance against loss or damage to the Collateral, of the kinds and in the amounts customarily maintained by similar Persons engaged in similar operations in similar jurisdictions and carry such other insurance as is usually carried by such Persons, provided that in any event Lessee will maintain:
                         --------

          (a)  Casualty Insurance -- "all risk" insurance against risks of
               ------------------
     physical loss or damage with respect to the Collateral with deductibles and in such minimum amounts as are consistent with industry standards; provided, however, that at no time shall the amount of coverage, on a
     --------  -------
     replacement cost basis, be less than (x) the outstanding Lease Balance plus
     (y) an amount equal to the aggregate amount of Accrual Rent to be accrued under this Lease for 90 days following the date of determination;

          (b)  Public Liability Insurance -- combined single limit insurance
               --------------------------
     against claims for bodily injury, death or property damage in amounts at least equal to $10,000,000 per occurrence and $10,000,000 in the aggregate, with such deductibles as are carried by similarly situated companies operating similar facilities and equipment; and

          (c)  Other Insurance -- such other insurance, including comprehensive
               ---------------
     motor vehicle, worker's compensation and business interruption insurance, in each case as generally carried by owners of equipment similar to the Collateral and properties in each jurisdiction where the Collateral is located, in such amounts and against such risks as are then customary for equipment and property similar in use.

Such insurance shall be written by reputable insurance companies reasonably acceptable to the Required Lessors, that are financially sound and solvent, rated in Best's Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) with a general policyholder rating of "A" and a financial rating of at least "X" or otherwise acceptable to the Required Lessors. All such insurance shall name Agent and the Lessors as additional insureds or as loss-payees, as their respective interests may appear, and as sole loss payees to the extent such claims relate to the Collateral. Each policy referred to in this Section 6.2 shall provide that (i)
                                             -----------
it will not be canceled or its limits reduced, or allowed to lapse without renewal, except after not less than 30 days' written notice to Agent, (ii) the interests of Agent and the Lessors shall not be invalidated by any act or negligence of, or breach of representation or warranty by, Lessee or any Person having an interest in any Unit, (iii) such insurance is primary with respect to any other insurance carried by or available to Agent and/or any Lessor, (iv) the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Agent and the Lessors, (v) the insurer shall waive any right to claim any premiums or commission against Agent or any Lessor, and (vi) such policy shall contain a cross-liability clause providing for coverage of Agent and each Lessor as if separate policies had been issued to each of them. Lessee will notify Agent in writing promptly of any changes in the coverages required in Section
                                                                      -------
6.2(a) which results in a (x) policy cancellation, (y) reduction in the policy
------
limits, or (z) material reduction in such coverages. Lessee shall, in any event, bear all risk of loss with respect to the Collateral.

     Section VI.3  Insurance Certificates.  Prior to each Funding Date, and
                   ----------------------
thereafter not less than 3 days prior to the expiration dates of the expiring policies theretofore delivered pursuant to Section 6.2, Lessee shall deliver to
                                           -----------
Agent certificates issued by the insurer(s) for the insurance maintained pursuant to Section 6.2; provided, however, that if the delivery of any
            -----------  --------  -------
certificate is delayed, Lessee shall not be deemed to be in violation of the obligation to deliver such certificate if, within such 3 day period, Lessee delivers an executed binder with respect thereto and thereafter delivers the certificate upon receipt thereof. Upon the request of Agent or the Required Lessors, Lessee will furnish to Agent a certificate of an independent insurance broker of recognized standing evidencing the maintenance of all insurance required hereunder.


                                 ARTICLE VII
                                INDEMNIFICATION

     Section VII.1  General Indemnification.  Whether or not the transactions
                    -----------------------
contemplated hereby are consummated, to the fullest extent permitted by Applicable Laws, Lessee hereby

     (x) waives and releases any Claims now or hereafter existing against any Indemnitee on account of, and

     (y) assumes liability for and shall indemnify, protect, defend, save and keep harmless each Indemnitee on an after-tax basis (in accordance with
     Section 7.3) from and against,
     -----------

any and all Claims of every kind and nature whatsoever that may be imposed on, incurred by, or asserted against any Indemnitee, which are not directly and primarily caused by the gross negligence of or willful misconduct of or breach of this Lease by the Indemnitee (provided that the indemnification provided under this Section 7.1 shall specifically include matters based on or arising
           -----------
from the negligence of any Indemnitee), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Tranche I Funding Date or after the Termination Date, and which relates in any way to or arises in any way out of:

          (a) any of the Operative Documents or any of the transactions contemplated thereby or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof;

          (b)  the Collateral, any Unit or any Part thereof or interest therein;

          (c) the acquisition, mortgaging, design, manufacture, re-manufacture, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, titling or retitling, transfer of title, registration or re-registration, redelivery, use, operation, condition, financing, refinancing, sale or other disposition of the Collateral or any Unit or Part thereof or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) on any of the Collateral, including, without limitation, (i) Claims or penalties arising from any violation of Applicable Laws or in tort (strict liability or otherwise), (ii) loss of or damage to the environment (including, without limitation, investigation costs, cleanup costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, and all other damages, costs, fees and expenses, fines and penalties, including natural resource damages), or death or injury to any Person, and any mitigative action required by or under Environmental Laws, (iii) latent or other defects, whether or not discoverable, and (iv) any Claim for patent, trademark or copyright infringement;

          (d) the sale or other disposition of any of the Collateral, including, without limitation, any disposition as a result of the exercise of remedies;

          (e)  the offer, issuance, sale or delivery of the Certificates;

          (f) the breach or alleged breach by Lessee of any representation or warranty made by it or deemed made by it in any Operative Document;

          (g) the transactions contemplated hereby or by any other Operative Document in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

          (h) any Claims related to the Release from any Unit of any substance into the environment, including (without limitation) Claims arising out of the use of any Unit for the transportation or storage of any Hazardous Material;

          (i) any failure on the part of Lessee to perform or comply with any of the terms of any Operative Document; or

          (j) any other agreement entered into or assumed by Lessee in connection with any Unit.

It is expressly understood and agreed that this Section 7.1 shall not apply to
                                                -----------
Claims in respect of:

          (A) Taxes (such Claims being subject to Section 7.2), except with
                                                  -----------   ------
     respect to (1) taxes or penalties included in Claims described in clause
                                                                       ------
     (g) above, and (2) any payment necessary to make payments under this
     ---
     Section 7.1 in accordance with Section 7.3; and
     -----------                    -----------

          (B) as to an Indemnitee, Lessor Liens which such Indemnitee is responsible for discharging under the Operative Documents.

     Section VII.2  General Tax Indemnity.  (a) Lessee shall pay, defend and
                    ---------------------
indemnify and hold each Indemnitee harmless on an after-tax basis (in accordance with Section 7.3) from any and all Federal, state, local and foreign Taxes
     -----------
imposed on or with respect to or in connection with any Indemnitee, the Collateral or any portion thereof, any Operative Document, Lessee or any Sublessee or user of any Unit, howsoever imposed, whether levied or imposed upon or asserted against any Indemnitee, any Unit, or any Part thereof, by any taxing Authority (including any Federal, state or local government or taxing Authority in the United States and any taxing Authority or governmental subdivision of a foreign country), upon or with respect to:

          (i) the acquisition, mortgaging, design, manufacture, re-manufacture, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, titling or retitling, transfer of title, registration or re-registration, redelivery, use, operation, condition, financing, refinancing, sale, return or other application or disposition of the Collateral or any Unit or Part thereof or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any
Lien) thereon,

          (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to the Collateral or any Unit or any Part thereof, or any interest therein or any applications or dispositions thereof,

          (iii) any other amount paid or payable pursuant to this Lease, the Certificates or any other Operative Documents,

          (iv) the Collateral or any Unit or any Part thereof or any interest therein,

          (v) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto, and

          (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents;

provided, however, that the indemnification obligation of this Section 7.2(a)
--------  -------                                              --------------
shall not apply to (1) Taxes which are based upon or measured by the Indemnitee's net income or which are expressly in substitution for, or relieve Indemnitee from, any actual Tax based upon or measured by Indemnitee's net income (other than any such Taxes imposed by means of withholding); (2) Taxes characterized under local law as franchise, net worth, shareholder's capital, payroll or employment taxes (excluding, however, any value-added, license, property or similar Taxes); and (3) if no Event of Default exists, Taxes based upon the voluntary transfer, assignment or disposition by Agent or any Lessor of any interest in any of the Collateral. Notwithstanding the proviso of the preceding sentence of this Section 7.2(a),
                                                              --------------
Lessee shall pay or reimburse, and indemnify and hold harmless, any Indemnitee which is not incorporated under the laws of the United States or a state thereof and which has complied with Section 7.2(c)(i)(x) or would be able to comply with
                            --------------------
Section 7.2(c)(ii) but for a change in an applicable treaty, federal law or
------------------
federal regulation since the applicable Funding Date.


All of the indemnities contained in this Section 7.2 shall continue in full
                                         -----------
force and effect notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the termination of this Lease with respect to any Unit or all of the Collateral, and are expressly made for the benefit of, and shall be enforceable by, each Indemnitee.

          (b) Lessee will promptly notify Agent of all reports or returns required to be made with respect to any Tax with respect to which Lessee is required to indemnify hereunder, and will, if permitted by Applicable Laws, file the same. If Lessee is not permitted to so file, Lessee shall prepare such reports or returns for signature by Agent or the applicable Lessor and shall forward the same, together with immediately available funds for payment of any Tax due, to Agent, at least ten (10) days in advance of the date such payment is to be made. Upon written request, Lessee shall furnish Agent with copies of all paid receipts or other appropriate evidence of payment for all Taxes paid by Lessee pursuant to this Section 7.2.
                        -----------

          (c) (i) At least five (5) Business Days prior to the first date on which any payment is due under this Lease for the account of any Lessor not incorporated under the laws of the United States or a state thereof, such Lessor agrees that it will have delivered to each of Lessee and Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lessor is entitled to receive payments under the Operative Documents (x) without deduction or withholding of any United States Federal income Taxes, or (y) at a reduced rate, if applicable. (ii) Each Lessor which so delivers a Form 1001 or 4224 further undertakes to deliver to each of Lessee and Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Lessee or Agent, in each case certifying that such Lessor is entitled to receive payments under the Operative Documents without deduction or withholding of any United States Federal income Taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lessor from duly completing and delivering any such form with respect to it and such Lessor advises Lessee and Agent that it is not capable of receiving payments without any withholding of United States Federal income Tax.

     Section VII.3  After-Tax Basis.  If an Indemnitee shall not be entitled to
                    ---------------
a corresponding and equal deduction with respect to any payment or Tax which Lessee is required to pay or reimburse under any other provision of this Article
                                                                         -------
VII (each such payment or reimbursement under this Article VII, an "original
---                                                -----------
payment") and which original payment constitutes income to such Indemnitee, then Lessee shall pay to such Indemnitee on demand the amount of such original payment on an after-tax basis such that, after subtracting all Taxes imposed on such Indemnitee with respect to such original payment by Lessee (including any Taxes otherwise excluded from the indemnification provided under Section 7.2 and
                                                                 -----------
assuming for this purpose that such Indemnitee was subject to taxation at the highest Federal, state or local marginal rates applicable to widely held corporations for the year in which such income is taxable), such payments shall be equal to the original payment to be received (net of any credits, deductions or other tax benefits then actually recognized that arise from the payment by such Indemnitee of any amount, including taxes, for which the payment to be received is made).


                                 ARTICLE VIII
                          EVENTS OF DEFAULT; REMEDIES

     Section VIII.1 Events of Default.  The following shall constitute events of
                    -----------------
default (each an "Event of Default") hereunder:
                  ----------------

          (a) any payment of Rent, Lease Balance, Administrative Charge or any other payment payable by Lessee hereunder or under any other Operative Document (including, without limitation, any amount payable pursuant to
     Article VII) shall not be paid when due, and such payment shall be overdue
     -----------
     for a period of 3 Business Days;

          (b) Any representation or warranty of Lessee contained herein or in any document furnished to any Lessor or Agent in connection herewith is incorrect, incomplete or misleading in any material respect when made, deemed made or reaffirmed, as the case may be;

          (c) Lessee shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Section 5.1(b), Section 5.1(c), Section 6.2 or Article XI;
                    --------------  --------------  -----------    ----------

          (d) Lessee shall default in any material respect in the performance or observance of any other term, covenant, condition or agreement on its part to be performed or observed hereunder or under any other Operative Document (and not constituting an Event of Default under any other clause of this Section 8.1), and such default shall continue unremedied or
             -----------
     unwaived for a period of 30 days after written notice thereof by Agent to Lessee;

          (e) Lessee shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, agent, custodian, liquidator or similar Person for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, agent, custodian, liquidator or similar Person for itself or a substantial portion of its property, assets or business, or action shall be taken by Lessee for the purpose of effectuating, authorizing or furthering any of the foregoing;

          (f) involuntary proceedings or an involuntary petition shall be commenced or filed against Lessee under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of Lessee or the appointment of a receiver, agent, custodian, liquidator or similar Person for Lessee or of a substantial part of the property, assets or business of Lessee, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of Lessee, and such proceedings or petition shall not be dismissed or stayed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be; or

          (g) there shall have occurred any event of default in any payment obligation with respect to any amount or amounts of indebtedness owing by or guaranteed by Lessee which is not cured within 10 days after notice from Agent and as a result of which the creditor accelerates the maturity of indebtedness having a principal amount in excess of $25,000,000 (individually or in the aggregate) prior to its expressed or stated maturity or the beneficiary of any such guarantee of indebtedness having a principal amount in excess of $25,000,000 (individually or in the aggregate) makes demand for payment thereunder;

          (h) any Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Pension Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lessors, likely to result in the termination of the Pension Plan for purposes of Title IV of ERISA; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan; or Lessee or any ERISA Affiliate shall fail to pay to any Pension Plan any contribution which it is obligated to pay under the terms of such Plan or any agreement or which is required to meet statutory minimum funding standards and which Lessee or any ERISA Affiliate does not have sufficient unencumbered assets to pay in full such liability or deficiency by the payment due date thereof;

          (i) any Operative Document or the Security Interest granted under this Lease shall (except in accordance with its terms), in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Lessee, or Lessee or any of its Affiliates shall, directly or indirectly, contest in any manner in any court the effectiveness, validity, binding nature or enforceability thereof; or the Lien securing Lessee's obligations under the Operative Documents shall, in whole or in part, cease to be a perfected first priority security interest; and

          (j) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against Lessee or any of its Subsidiaries and such judgment or judgments remain undischarged, unbonded or unstayed for a period (during which execution shall not be effectively stayed) of 30 days; provided, that the aggregate of all such
                                     --------
     judgments exceeds $25,000,000.

     Section VIII.2 Remedies.  If any Event of Default exists, Agent, on behalf
                    --------
of Lessors, shall have the rights, options and remedies of a secured party under the UCC, and, to the extent of a secured party under the UCC (regardless of whether the UCC or a law similar thereto has been enacted in a jurisdiction wherein the rights or remedies are asserted) and without limiting the foregoing, Agent, on behalf of Lessors, also may exercise in any order one or more or all of the following remedies (it being understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute): (i) terminate this Lease by notice in writing to Lessee, but Lessee shall remain liable as hereinafter provided; (ii) declare the entire outstanding Lease Balance to be due and payable, together with accrued unpaid Accrual Rent, any Applicable Administrative Charge, and any other amounts payable under the Operative Documents; (iii) enforce or cause the enforcement of the Lien given hereunder pursuant to the UCC or any other law; (iv) enter upon the premises where any of the Collateral may be and take possession of all or any of such Collateral; and (v) proceed by appropriate court action or actions either at law or in equity, to enforce or cause the performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof.

     Notwithstanding the foregoing,

          (a)  if any Event of Default described in Section 8.1(a) shall have
                                                    --------------
     occurred and be continuing, the Required Lessors may, by notice to Lessee, and if the Required Lessors do not provide such a notice within 90 days after such Event of Default shall have occurred, the Agent shall, upon written notice from any Lessor, declare the then outstanding Lease Balance to be due and payable together with all Accrual Rent, any Applicable Administrative Charge, and any other amounts due and payable under the Operative Documents; and

          (b)  if any Event of Default described in Section 8.1(e) or 8.1(f)
                                                    --------------    ------
     shall have occurred and be continuing, then the entire outstanding Lease Balance, any Applicable Administrative Charge, and all accrued Accrual Rent and other amounts payable under the Operative Documents shall automatically and immediately become due and payable, without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived.

Upon the indefeasible payment of all sums due from Lessee hereunder, including the then outstanding Lease Balance due and payable, all Accrual Rent, any Applicable Administrative Charge, and any other amounts due and payable under the Operative Documents including all costs and expenses incurred by Agent or Lessors in enforcing their rights hereunder and any loss or damage arising by reason of Lessee's breach hereof or default hereunder, Agent, on behalf of the Lessors, shall execute and deliver to Lessee such documents as may be reasonably required to release the Collateral from the terms and scope of this Lease (without representations or warranties, except that the Collateral is free and clear of Lessor Liens), at Lessee's sole cost and expense.

     Section VIII.3 Sale of Collateral.  To the extent of a secured party under
                    ------------------
the UCC, and in addition to the remedies set forth in Section 8.2, if any Event
                                                      -----------
of Default shall occur, Agent may, but is not required to, take possession of and sell the Collateral in one or more sales. Any Lessor and Agent may purchase all or any part of the Collateral at such sale. Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Collateral, or at public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by Agent shall be deemed reasonably and properly given if given at least 10 days before such disposition.

     Section VIII.4 Application of Proceeds.  The proceeds of such sale or
                    -----------------------
exercise of other remedies shall be applied in the following order:

          (a)  First, to the payment of costs and expenses of each Lessor and
               -----
     Agent in exercising remedies, including expenses of foreclosure or suit, if any, and of any sale, and of all other proper fees, expenses, liabilities and advances (including reasonable legal expenses and attorneys' fees) of each Lessor and Agent and of all taxes, assessments or liens superior to the lien of these presents, except any taxes, assessments or superior lien subject to which any sale of Collateral may have been made;

          (b)  Second, to the other amounts, except those specified in clause
               ------                                                  ------
     (c) below, which under the terms of this Lease have accrued;
     ---

          (c)  Third, to Lessors in accordance with Section 10.1 to the extent
               -----                                ------------
     of each Lessor's aggregate outstanding Lease Balance, plus any due but unpaid Administrative Charge or Accrual Rent due each Lessor, plus any unpaid interest accruing to each Lessor because of the late payment of the Lease Balance or any Administrative Charge to the date of distribution, but subject to the limitation in Section 10.1; and
                                  ------------

          (d)  Fourth, to the payment of the surplus, if any, to whomsoever may
               ------
     be lawfully entitled to receive the same (including Lessee), or, if no other Person is lawfully entitled to such surplus, to Lessee.

     If there is a deficiency in any amounts due hereunder after Agent has exercised remedies in accordance with this Lease, Lessee will promptly pay the same to Agent.

     Section VIII.5 Right to Perform Obligations.  If Lessee fails to perform
                    ----------------------------
any of its agreements contained herein, then following an Event of Default and during the continuance thereof, Agent may perform or cause the performance of such agreement, and the fees and expenses incurred by Agent in connection with such performance together with interest thereon shall be payable by Lessee upon demand. Interest on fees and expenses so incurred by Agent shall accrue as provided in Section 4.5 from the date such expense is incurred until paid in
            -----------
full.

     Section VIII.6 Power of Attorney.  Lessee unconditionally and irrevocably
                    -----------------
appoints Agent as its true and lawful attorney-in-fact, with full power of substitution, to the extent permitted by Applicable Law, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery hereunder, if an Event of Default occurs, whether pursuant to foreclosure or power of sale or otherwise, and in connection therewith to execute and deliver all such deeds, bills of sale, assignments, releases (including releases of this Lease on the records of any Authority) and other proper instruments as Agent may reasonably consider necessary or appropriate. Lessee ratifies and confirms all that such attorney or any substitute shall lawfully do so by virtue hereof. If requested by Agent or any purchaser, Lessee shall ratify and confirm any such lawful sale, assignment, transfer or delivery by executing and delivering to Agent or such purchaser all deeds, bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

     Section VIII.7 Remedies Cumulative; Consents.  To the extent of a secured
                    -----------------------------
party under the UCC and as permitted by, and subject to the mandatory requirements of, Applicable Law, each and every right, power and remedy herein specifically given to Agent or any Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Agent or the Lessors, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. Agent's or the Lessors' consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Agent's or the Lessors' consent, in the future, to all similar requests. To the extent permitted by Applicable Law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Agent or the Lessors to sell, lease or otherwise use the Collateral, any Unit or any Part thereof in mitigation of Agent's or the Lessors'
damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of Agent's or the Lessors' rights or remedies under this Article
                                                                       -------
VIII.
----


                                  ARTICLE IX
                                     AGENT

     Section IX.1  Appointment of Agent; Powers and Authorization to Take
                   ------------------------------------------------------
Certain Actions.
---------------

          (a) Each Lessor irrevocably appoints and authorizes Agent to act as its agent hereunder, with such powers as are specifically delegated to Agent by the terms hereof, together with such other powers as are reasonably incidental thereto. Each Lessor authorizes and directs Agent to, and Agent agrees for the benefit of the Lessors, that, on each Funding Date it will accept the documents described in Article III of this Lease. Agent accepts the agency hereby created
             -----------
applicable to it and agrees to receive all payments and proceeds pursuant to the Operative Documents to which it is a party and disburse such payments or proceeds in accordance with the Operative Documents to which it is a party. Agent shall have no duties or responsibilities except those expressly set forth
in this Lease.   Agent shall not be responsible to any Lessor (or to any other
Person) (i) for any recitals, statements, representations or warranties of any party contained in this Lease, or in any certificate or other document referred to or provided for in, or received by any of them under, the Operative Documents, other than the representations and warranties made by Agent in
Section 12.3, or (ii) for the value, validity, effectiveness, genuineness,
------------
enforceability or sufficiency of the Collateral or the title thereto (subject to Agent's duties and obligations under Section 13.2) or any other document
                                     ------------
referred to or provided for herein or (iii) for any failure by any Lessee, Lessor or any other third party (other than Agent) to perform any of its obligations under any Operative Document. Agent may employ agents, trustees or attorneys-in-fact, may vest any of them with any property, title, right or power deemed necessary for the purposes of such appointment and shall not be responsible for the gross negligence or misconduct on the part of any of them selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except for (x) its or their own gross negligence or willful misconduct (y) any inaccuracy of any representation or warranty given by Agent pursuant to Section
                                                                        -------
12.3, or (z) any breach of any covenant of Agent set forth in Section 13.2.
----                                                          ------------

          (b) Agent shall not have any duty or obligation to manage, control, use, operate, store, lease, sell, dispose of or otherwise deal with any Unit, any other Collateral or this Lease, or to otherwise take or refrain from taking any action under, or in connection with, this Lease or any related document to which Agent is a party, except as expressly provided by the terms hereof, and no implied duties of any kind shall be read into any Operative Document against Agent. The permissive right of Agent to take actions enumerated in this Lease or any other Operative Document to which it is a party shall never be construed as a duty, unless Agent is instructed or directed to exercise, perform or enforce one or more rights by the Required Lessors. Subject to Section 9.1(c)
                                                                --------------
below, no provision of the Operative Documents shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties and obligations under the Operative Documents, or in the exercise of any of its rights or powers thereunder. It is understood and agreed that the duties of Agent are ministerial in nature.

          (c) Except as specifically provided herein, Agent is acting hereunder solely as agent and, except as specifically provided herein, is not responsible to any party hereto in its individual capacity, except with respect to any claim arising from Agent's gross negligence or willful misconduct, any breach of a representation, warranty or covenant made in its individual capacity pursuant to
Section 12.3 or Section 13.2 or, in the case of Agent's handling of funds,
------------    ------------
failure to act with the same care as Agent uses in handling its own funds.

          (d) Agent may accept deposits from, lend money to and otherwise deal with Lessee or any of its Affiliates with the same rights as it would have if it were not the named Agent hereunder.

     Section IX.2  Reliance.  Agent may conclusively rely upon, shall be fully
                   --------
protected in acting or refraining from acting upon, and shall not be bound or obligated to make any investigation into the facts or matters stated in, any certificate, notice or other communication (including any communication by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been made, signed, presented, or sent by or on behalf of the proper Person or Persons. Agent may consult with legal counsel, independent accountants, and other experts selected by Agent with due care and may act or refrain from acting in good faith and in accordance with any advice or opinion of such legal counsel, independent accountants, and other experts (including any expert selected by Agent to aid Agent in any calculations required in connection with its duties under the Operative Documents). Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions, upon any certificates and opinions furnished to Agent which are issued pursuant to and in accordance with the provisions of this Lease and which conform to the requirements of this Lease.

     Section IX.3  Action Upon Instructions Generally.  Subject to Sections 9.4
                   ----------------------------------              -------- ---
and 9.6, upon written instructions of the Required Lessors, Agent shall, on
    ---
behalf of the Lessors, give such notice or direction, exercise such right, remedy or power hereunder or in respect of any of the Collateral, and give such consent or enter into such amendment to any document to which it is a party as Agent as may be specified in such instructions. Agent shall promptly deliver to each Lessor a copy of each notice, report and certificate received by Agent pursuant to the Operative Documents. Agent shall have no obligation to investigate or determine whether there has been an Event of Default or an Incipient Default. Agent shall not be deemed to have notice or knowledge of an Event of Default or Incipient Default unless a Responsible Officer of Agent is notified in writing of such Event of Default or Incipient Default, provided that
                                                                   --------
Agent shall be deemed to have been notified in writing of any failure of Lessee to pay Rent in the amounts and at the times set forth in Section 4.3. If Agent
                                                         -----------
receives notice of an Event of Default, Agent shall give prompt notice thereof, at Lessee's expense, to each Lessor. Subject to Sections 9.4, 9.6 and 16.5,
                                                 -------- ---  ---     ----
Agent shall take action or refrain from taking action with respect to such Event of Default as directed by the Required Lessors; provided that,
                                                --------
unless and until Agent receives such directions, Agent may refrain from taking any action, or may act in its discretion, with respect to such Event of Default. Prior to the date the Lease Balance shall have become due and payable by acceleration pursuant to Section 8.2, the Required Lessors may deliver written
                         -----------
instructions to Agent to waive, and Agent shall waive pursuant thereto, any Event of Default and its consequences; provided that in the absence of written
                                       --------
instructions from all Lessors, Agent shall not waive any (i) Event of Default described in Section 8.1(a) or (ii) covenant or provision which, under Section
             --------------    ----                                    -------
16.5, cannot be modified or amended without the consent of all Lessors. As to
----
any matters not expressly provided for by this Lease or any other provision of the Operative Documents, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lessors and such instructions of the Required Lessors and any action taken or failure to act pursuant thereto shall be binding on each Lessor.

     Section IX.4  Indemnification.  Each Lessor shall reimburse and hold Agent
                   ---------------
harmless, ratably in accordance with its Percentage Interest at the time the indemnification is required to be given (but only to the extent that any such indemnified amounts have not in fact been paid to Agent by, or on behalf of, Lessee in accordance with Section 7.1 or any other provision of the Operative
                          -----------
Documents) from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, judgments, or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including allocated charges, costs and expenses of internal counsel of Agent and all other reasonable attorneys' fees and expenses incurred by Agent in any way relating to or arising in any manner out of (i) any Operative Document to which it is a party, the enforcement hereof or thereof or the consummation of the transactions contemplated thereby, or (ii) instructions from the Required Lessors (including, without limitation, the costs and expenses that Lessee is obligated to and does not pay hereunder, but excluding normal administrative costs and expenses incident to the performance by Agent of its agency duties hereunder other than materially increased administrative costs and expenses incurred as a result of an Event of Default), provided that no Lessor shall be
                                              --------
liable for any of the foregoing to the extent they arise from (a) the gross negligence or willful misconduct of Agent, (b) the inaccuracy of any representation or warranty or breach of any covenant given by Agent in Section
                                                                       -------
12.3 or Section 13.2, (c) in the case of Agent's handling of funds or the
----    ------------
Collateral, the failure to act with the same care as Agent uses in handling its own funds, or (d) any taxes, fees or other charges payable by Agent based on or measured by any fees, commissions or compensation received by it for acting as Agent in connection with the transactions contemplated by the Operative Documents.

     Section IX.5  Independent Credit Investigation.  Each Lessor by entering
                   --------------------------------
into this Lease agrees that it has, independently and without reliance on Agent or any other Lessor and based on such documents and information as it has deemed appropriate, made its own credit analysis of Lessee and its own decision to enter into this Lease and each of the other Operative Documents to which it is a party and that it will, independently and without reliance upon Agent or any other Lessor and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking action under this Lease and any related documents to which it is a party. Agent shall not be required to keep itself informed as to the performance or observance by Lessee of any other document referred to (directly or indirectly) or provided for herein or to inspect the properties or books of Lessee. Except for notices or statements which Agent is expressly required to give under this Lease and for notices, reports and other documents and information expressly required to be furnished to Agent alone (and not also to each Lessor, it being understood that Agent shall forward copies of same to each Lessor) hereunder or under any other Operative Document, Agent shall not have any duty or responsibility to provide any Lessor with copies of notices or with any credit or other information concerning the affairs, financial condition or business of Lessee (or any of its Affiliates) that may come into the possession of Agent or any of its Affiliates.

     Section IX.6  Refusal to Act.  Except for notices and actions expressly
                   --------------
required of Agent hereunder and except for the performance of its covenants in
Section 13.2, Agent shall in all cases be fully justified in failing or refusing
------------
to act unless (a) it is indemnified to its reasonable satisfaction by Lessors against any and all liability and reasonable expense which may be incurred by it by reason of taking or continuing to take any such action (provided that such
                                                           --------
indemnity shall not be required to extend to liability or expense arising from any matter described in clauses (a) through (d) of Section 9.4, it being
                        -----------         ---    -----------
understood that no action taken by Agent in accordance with the instructions of the Required Lessors shall be deemed to constitute any such matter) and (b) it is reasonably satisfied that such action is not contrary to any Operative Document to which it is a party or to any applicable law.

     Section IX.7  Resignation or Removal of Agent; Appointment of Successor.
                   ---------------------------------------------------------
Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to each Lessor and Lessee or may be removed at any time by written notice from the Required Lessors. Upon any such resignation or removal, the Required Lessors at the time of the resignation or removal shall have the right to promptly appoint a successor Agent which shall be a financial institution having a combined capital and surplus of not less than $100,000,000. If, within 30 calendar days after the retiring Agent's giving of notice of resignation or receipt of a written notice of removal, a successor Agent is not so appointed and does not accept such appointment, then the retiring or removed Agent may appoint a successor Agent and transfer to such successor Agent all rights and obligations of the retiring Agent. Such successor Agent shall be a financial institution having combined capital and surplus of not less than $100,000,000. Upon the acceptance of such appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations as Agent thereafter arising hereunder and under any related document. If the retiring Agent does not appoint a successor, any Lessor shall be entitled to apply to a court of competent jurisdiction for such appointment, and such court may thereupon appoint a successor Agent(s) to act until such time, if any, as a successor Agent(s) shall have been appointed as above provided.

     Section IX.8  Separate Agent.  The Required Lessors may, and if they fail
                   --------------
to do so at any time when they are so required, Agent may, for the purpose of meeting any legal requirements of any jurisdiction to which any Unit or Collateral may be subject, appoint one or more individuals or corporations either to act as co-agent jointly with Agent or to act as separate agent of all or any part of the Collateral, and vest in such individuals or corporations, in such capacity, such title to such Collateral or any part thereof, and such rights or duties, as Agent may consider necessary or desirable. Agent shall not be required to qualify to do business in any jurisdiction where it is not now so qualified. Agent shall execute, acknowledge and deliver all such instruments as may be required by any such co-agent or separate agent more fully confirming such title, rights or duties to such co-agent or separate agent. Upon the acceptance in writing of such appointment by any such co-agent or separate agent, it, she or he shall be vested with such interest in the Collateral or any part thereof, and with such rights and duties, not inconsistent with the provisions of the Operative Documents, as shall be specified in the instrument of appointment, jointly with Agent (except insofar as local law makes it necessary for any such co-agent or separate agent to act alone), subject to all terms of the Operative Documents. Any co-agent or separate agent, to the fullest extent permitted by legal requirements of the relevant jurisdiction, at any time, by an instrument in writing, shall constitute Agent its attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. If any co-agent or separate agent shall die, become incapable of acting, resign or be removed, the interest in the Collateral and all rights and duties of such co-agent or separate agent shall, so far as permitted by law, vest in and be exercised by Agent, without the appointment of a successor to such co-agent or separate agent.

     Section IX.9  Termination of Agency.  The agency created hereby shall
                   ---------------------
terminate upon the final disposition by Agent of all Collateral at any time subject hereto and the final distribution by Agent of all monies or other property or proceeds received pursuant to the Operative Documents to which it is a party in accordance with their terms, provided that at such time Lessee shall
                                        --------
have complied fully with all the terms hereof.

     Section IX.10  Compensation of Agency.  Lessee shall pay Agent its
                    ----------------------
reasonable fees, costs and expenses for the performance of Agent's obligations hereunder as set forth in the letter agreement dated December 2, 1999.

     Section IX.11  Limitations.  It is expressly understood and agreed by and
                    -----------
among the parties hereto that, except as otherwise provided herein or in the other Operative Documents: (a) this Lease and the other Operative Documents to which Agent is a party are executed by Agent, not in its individual capacity (except with respect to the representations and covenants of Agent in Sections
                                                                      --------
12.3 and 13.2), but solely as Agent under the Operative Documents to which it is
----     ----
a party in the exercise of the power and authority conferred and vested in it as such Agent; (b) each and all of the undertakings and agreements herein made on the part of Agent are each and every one of them made and intended not as personal undertakings and agreements by Agent, or for the purpose or with the intention of binding Agent personally, but are made and intended for the purpose of binding only the Collateral unless expressly provided otherwise; (c) actions to be taken by Agent pursuant to its duties and obligations under the Operative Documents may, in certain circumstances, be taken by Agent only upon specific direction of the Lessors; (d) nothing contained in the Operative Documents shall be construed as creating any liability on Agent, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director, employee or agent of, Agent to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto and by any Person claiming by, through or under them; and
(e) so far as Agent, individually or personally, is concerned, the other parties hereto and any Person claiming by, through or under them shall look solely to the Collateral and Lessee for the performance of any obligation under any of the instruments referred to herein; provided, however, that nothing in this Section
                                --------  -------                       -------
9.11 shall be construed to limit in scope or substance the general corporate
----
liability of Agent in respect of its gross negligence or willful misconduct or a breach of those representations, warranties and covenants of Agent in its individual capacity set forth herein (including, without limitation, Sections
                                                                     --------
12.3 and 13.2) or in any of the other agreements contemplated hereby.
----     ----


                                   ARTICLE X
                           DISTRIBUTIONS TO LESSORS

     All amounts of money received or realized by Agent pursuant to this Lease which are to be distributed to any Lessor (as distinguished from Lessee or any other Person) shall be distributed as follows:

     Section X.1  Prorata Distribution.  All distributions by Agent of amounts
                  --------------------
payable to Lessors pursuant to this Lease and the other Operative Documents (including amounts distributable pursuant to Section 8.4(c)) shall be made to
                                             --------------
the Lessors in accordance with the amounts due each such Lessor as set forth on such Lessor's Payment Schedule, without preference or priority of any Lessor over another, and in case moneys are insufficient to pay in full the whole amount due, owing or unpaid to Lessors, then application shall be made first to
                                                                       -----
any unpaid expenses and indemnification claims of Agent and all Lessors, second
                                                                         ------
pro rata to accrued interest due each Lessor pursuant to Section 4.5, third pro
                                                         -----------  -----
rata to any unpaid Administrative Charge due each Lessor, fourth pro rata to all
                                                          ------
Accrual Rent, fifth to each Lessor in accordance with its Percentage Interest up
              -----
to its remaining Lease Balance, and sixth, to the person or persons legally
                                    -----
entitled thereto.


     Section X.2  Timing of Distributions.  The amounts payable by Agent to
                  -----------------------
Lessors pursuant to this Lease will be payable upon Agent's receipt of such amounts pursuant to this Lease as provided in Section 4.3, in immediately
                                              -----------
available funds.


                                  ARTICLE XI
                               LEASE TERMINATION

     Section XI.1  Release of Collateral.  On the last day of the Term, Lessee
                   ---------------------
shall pay (the "Payment Obligation") the Lease Balance as of the last day of the
                ------------------
Term (the "Release Amount"), plus all accrued and unpaid Accrual Rent and other
           --------------
amounts, including, without limitation, Supplemental Rent, due under the Operative Documents as determined after payment of all Rent due on such date, and upon satisfaction by Lessee of the Payment Obligation, Agent shall release the Collateral then subject to this Lease from the lien hereof.

     Section XI.2  Early Termination Right for All of the Collateral.  If no
                   -------------------------------------------------
Event of Default shall exist, Lessee may, at its option, upon at least 30 days' advance written notice to Agent, require the Lessors to release all, but not less than all, of the Collateral subject to this Lease upon payment of (i) all unpaid Accrual Rent payable on or prior to such day, (ii) the Lease Balance,
(iii) the Applicable Administrative Charge, and (iv) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Documents. Upon the indefeasible payment of such sums by Lessee in accordance with the provisions of Section 11.1 or this Section 11.2, the
                                  ------------         ------------
obligation of Lessee to pay Rent hereunder shall cease, the Term shall end on the date of such payment and Agent, on behalf of the Lessors, shall execute and deliver to Lessee such documents as may be reasonably required to release the Collateral from the terms and scope of this Lease and the Security Interest (without representations or warranties, except that the Collateral is free and clear of Lessor Liens), in such form as may be reasonably requested by Lessee, all at Lessee's sole cost and expense.

     Section XI.3  Early Payment and Termination Rights for Less Than All of the
                   -------------------------------------------------------------
Collateral.  If no Event of Default shall exist, Lessee may, at its option, upon
----------
at least 30 days' advance written notice to Agent, prepay any portion of the Lease Balance in a minimum amount of $5,000,000, without the release of any of the Collateral, provided that at the time of such prepayment Lessee pays to Agent, on a prorated basis with respect to the portion of the Lease Balance being prepaid, (i) all unpaid Accrual Rent payable on or prior to such day, (ii) the Applicable Administrative Charge, and (iii) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Documents, provided that at any time, with the prior written consent
                     --------
of the Required Lessors with respect to a particular Unit, to be granted or withheld in their sole and absolute discretion (including, without limitation, the choice of the Unit to be released), Lessee may pay an amount equal to the product of the Unit Value Fraction for such Unit and the Lease Balance, plus all unpaid Accrual Rent applicable to the Lease Balance paid, the Applicable Administrative Charge, and other fees and expenses payable hereunder and procure the release of such Unit from the scope of this Lease and the Security Interest, and in such event, upon the indefeasible payment of such sums by Lessee in accordance with the provisions of this Section 11.3, then, with respect to the
                                       ------------
Unit so released, Agent, on behalf of the Lessors, shall execute and deliver to Lessee such documents as may be reasonably required to so release such Unit (without representations or warranties, except that such Unit is free and clear of Lessor Liens), in such form as may be reasonably requested by Lessee, all at Lessee's sole cost and expense, provided, further, that Lessee may elect to
                                --------  -------
remove no more than one Unit from the scope of this Lease and the Security Interest during the Term.

     Section XI.4  Right to Sell A Unit.  If no Event of Default shall exist,
                   --------------------
Lessee may, at its option, upon at least 30 days' advance written notice to Agent, but only once during the Term, effect a Sale of a Unit and have such Unit released from this Lease and the Security Interest, upon payment of (i) all unpaid Accrual Rent payable on or prior to such day, (ii) the Lease Balance multiplied by the Unit Value Fraction for such Unit, (iii) the Applicable Administrative Charge, and (iv) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Documents. Upon the indefeasible payment of such sum by Lessee in accordance with the provisions of this Section 11.4, the obligation of Lessee to pay Rent hereunder shall be
     ------------
adjusted as necessary to account for the Sale of such Unit, the Term with respect to such Unit shall end on the date of such payment, and Agent, on behalf of the Lessors, shall execute and deliver to Lessee such documents as may be reasonably required to release such Unit from the terms and scope of this Lease and the Security Interest (without representations or warranties, except that such Unit is free and clear of Lessor Liens), in such form as may be reasonably requested by Lessee, all at Lessee's sole cost and expense.


                                  ARTICLE XII
                         REPRESENTATIONS AND WARRANTIES

     Section XII.1  Representations and Warranties of Lessee.  As of the date
                    ----------------------------------------
hereof and each Funding Date, Lessee makes the representations and warranties set forth in this Section 12.1 to each of the other parties hereto.
                  ------------

     (a) Due Organization, etc.  Lessee is a corporation duly organized, validly
         ----------------------
existing and in good standing under the laws of the State of Delaware; Lessee is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which its failure to be so qualified would have a Material Adverse Effect (including each state or other jurisdiction in which the Collateral or any thereof will be located); Lessee has full corporate power and authority to conduct its business as presently and presently proposed to be conducted, to own or hold under lease its properties, to enter into and perform its obligations under the Operative Documents to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before each Funding Date in connection with or as contemplated by each such Operative Document to which it is or is to be a party; and the Operative Documents to which Lessee is a party, and to which Lessee is to be a party, have been or will be duly executed and delivered by Lessee.

     (b) Authorization; No Conflict.  The execution and delivery by Lessee of
         --------------------------
the Operative Documents to which it is or is to be a party, and the performance by Lessee of its obligations under such Operative Documents, have been duly authorized by all necessary corporate action (including any necessary stockholder action) on its part, and do not and will not: (i) contravene any Applicable Laws; (ii) violate any provision of its charter or by-laws; (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement, or any other agreement or instrument to which Lessee is a party or by which Lessee or its properties may be bound or affected; (iv) result in, or require, the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by Lessee (other than the Liens created pursuant to the Operative Documents); or (v) require any Governmental Action by any Authority or any consent or approval of any non-governmental Person, except for (A) the filings and recordings listed on

Schedule 12.1(b) to perfect the rights of Agent (for the benefit of the Lessors)
----------------
intended to be created by the Operative Documents, and (B) those Governmental Actions listed on Schedule 12.1(b) required with respect to Lessee or any of its
                  ----------------
Affiliates, each of which have been duly effected and are, or on the Funding Date will be, in full force and effect.

     (c) Enforceability, etc.  Each Operative Document to which Lessee is a
         --------------------
party constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (d) Litigation.  There is no action, proceeding or investigation pending or
         ----------
threatened which questions the validity of the Operative Documents to which Lessee is a party or any action taken or to be taken pursuant to the Operative Documents to which Lessee is a party, and there are no actions, proceedings or investigations pending or threatened which, if adversely determined, would have, individually or in the aggregate, a Material Adverse Effect.

     (e) Title; Liens.  Lessee has, and as of each Funding Date will have, good
         ------------
and marketable title to each Unit, free and clear of all Liens other than Permitted Liens. Lessee has not granted, nor will it grant, any Lien on any Unit, any other Collateral or this Lease, to any Person other than Agent or the Lessors, and no Lien, other than the Security Interest granted to Agent and the Lessors hereunder (and any Lien hereafter granted by Agent and the Lessors), has attached to any Unit, any other Collateral or this Lease, or in any manner has affected adversely Agent's and the Lessors' rights and Security Interest herein.

     (f) Perfection of Security Interest.  Upon the filing of appropriate UCC
         -------------------------------
financing statements with the Secretary of State for each of the states of Kentucky, Mississippi, Nevada and California, and the county clerks of Franklin County and Boone County, Kentucky, and fixture filings in Boone County, Kentucky, Madison County, Mississippi, and Clark County, Nevada, the payment of any applicable fees and taxes relating to any of the foregoing, and the payment of the Funded Amount by Agent to the Lessee, Agent will have an enforceable, perfected first priority security interest of record in the Collateral as against all Persons including Lessee and its creditors.

     (g)  ERISA.
          -----

          (i) Neither Lessee, nor any ERISA Affiliate, presently maintains, participates in, or contributes to, an Employee Benefit Plan (A) that has incurred any current liability or any "accumulated funding deficiency", whether or not waived, as defined in Section 412 of the Code or Section 302 of ERISA, that remains unpaid as of the Funding Date for which Lessee or any ERISA Affiliate does not have sufficient unencumbered assets to pay in full such liability or deficiency by the payment due date thereof, (B) with respect to which, as of the Funding Date, a Reportable Event has occurred which could reasonably be expected to result in the termination of such Employee Benefit Plan, (C) which is a Multiemployer Plan for which Lessee or any ERISA Affiliate has received notice that the plan is in reorganization or insolvent, (D) for which penalties or taxes have been imposed under Sections 502(i) and 502(l) of ERISA or Section 4975 of the Code, (E) for which there has been, in the immediately preceding six-year period, a complete or partial withdrawal from any Multiemployer Plan, or
     (F) which is a Welfare Plan that does not reserve to Lessee the right to modify or terminate such Welfare Plan at any time.

          (ii) Assuming the accuracy of the representations of each Lessor and the Agent contained in Sections 12.2 and 12.3, respectively, the
                            -------------     ----
     consummation of the transactions provided for in this Lease and compliance by Lessee with the provisions hereof and the Certificates issued hereunder will not involve any Prohibited Transaction.

     (h) Taxes.  Neither Lessee nor any Subsidiary is delinquent in payment of
         -----
any federal, state or local income, property or other tax, except for any delinquency which is the subject of a Permitted Contest. The Federal income Tax liabilities of Lessee and each of its Subsidiaries have been determined by the Internal Revenue Service and paid through the fiscal year ended November 30, 1985. Lessee believes that adequate provision has been made on its books in accordance with GAAP for (i) any proposed additional Tax assessments against it,
(ii) any pending material controversy in respect of Federal or state income Taxes, and (iii) Taxes of Lessee and each Subsidiary for all open years and for the current fiscal year.

     (i) No Transfer Taxes.  To the best of Lessee's knowledge, no sales, use,
         -----------------
excise, transfer or other Tax shall result from the transfer or creation of any security interest in any Unit or any Certificate pursuant to Article II, except
                                                             ----------
such Taxes that have been paid in full on or prior to the Tranche I Funding
Date.

     (j) Rights in Respect of the Collateral.  Lessee is not a party to any
         -----------------------------------
contract or agreement with respect to the sale by Lessee of any interest in the Collateral or any part thereof other than pursuant to this Lease and the other Operative Documents.

     (k) Patents, Trademarks.  Except as set forth on Schedule 12.1(k) attached
         -------------------                          ----------------
hereto, there are no patents, patent rights, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights with respect to the Collateral that are necessary for the operation of the Collateral to which Lessee does not have rights.

     (l) Defaults, Casualties, etc.  As of the Funding Date, no Incipient
         --------------------------
Default, Event of Default or Casualty has occurred and is continuing and there is no action pending or, to the best of Lessee's knowledge, threatened by any Authority to initiate a Casualty. To the best of Lessee's knowledge, as of the Funding Date, no condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute an event of default by Lessee under any material indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other material agreement or instrument to which Lessee is a party or by which it or any of its properties may be bound.

     (m) Chief Executive Office of Lessee.  The principal place of business and
         --------------------------------
chief executive office, as such terms are used in Section 9-103(3) of the UCC, of Lessee are each located at 1155 Battery Street, San Francisco, California 94111.

     (n) Compliance With Law.  The Collateral and the current use and operation
         -------------------
thereof and thereon do not violate any Applicable Laws, including, without limitation, any thereof relating to occupational safety and health or Environmental Laws, which could have a Material Adverse Effect.

     (o) Subjection to Government Regulation.  Neither Agent nor any Lessor
         -----------------------------------
will, solely by reason of entering into the Operative Documents or consummating the transactions contemplated thereby, (i) become subject to ongoing regulation of its operations by any Authority (other than upon exercise of remedies under this Lease); or (ii) become subject to ongoing regulation of its operations by any Authority upon exercise of remedies under this Lease or upon the expiration hereof (except for regulation the applicability of which depends upon the existence of facts in addition to the ownership of, or holding, the Collateral or any interest therein); or (iii) be required to qualify to do business in any jurisdiction.

     (p) Investment Company Act.  Lessee is not an "investment company" or a
         ----------------------
company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     (q) Public Utility Holding Company.  Lessee is not subject to regulation as
         ------------------------------
a "holding company", an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (r) Licenses, Registrations and Permits.  All material licenses, approvals,
         -----------------------------------
authorizations, consents and permits required for the use and operation of each Unit, including, without limitation, for all software used in connection with each Unit, have been obtained from the appropriate Authorities having jurisdiction or from private parties, as the case may be.

     (s) Federal Reserve Regulations.  Neither Lessee nor any Affiliate of
         ---------------------------
Lessee will, directly or indirectly, use any of the proceeds of the sale of the Collateral or the Certificates for the purpose of purchasing or carrying any "margin security" or "margin stock" within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System, respectively, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin security or margin stock or for any other purpose which might cause any of the transactions contemplated by this Lease or any other Operative Document to constitute a "purpose credit" within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System, or for the purpose of purchasing or carrying any security, and neither Lessee nor any Affiliate of Lessee has taken or will otherwise take or permit any action by Lessee or any of its Affiliates in connection with any of the transactions contemplated by any of the Operative

Documents which would involve violation of Regulation T, U or X, or any other regulation of the Board of Governors of the Federal Reserve System.

     (t)  Financial Information.
          ---------------------

          (i) The consolidated balance sheet of Lessee and its Subsidiaries as of November 29, 1998, and the related consolidated statements of operations, cash flows and common shareholders' equity for the fiscal year then ended, reported on by Arthur Andersen, LLP, a copy of which has been delivered to Agent, fairly present, in conformity with GAAP, the consolidated financial position of Lessee and its Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such fiscal year.

          (ii) The consolidated balance sheet of Lessee and its Subsidiaries as of August 29, 1999, and the related consolidated statements of operations and cash flows for the portion of Lessee's fiscal year ended at the end of such quarter, a copy of which has been delivered to Agent, fairly present, in conformity with GAAP, the consolidated financial position of Lessee and its Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such fiscal quarter, subject to normal year-end auditing adjustments.

          (iii) Since August 29, 1999, there has been no Material Adverse
     Effect.

     (u) Disclosure.  The information disclosed in writing by Lessee or any of
         ----------
its Affiliates (or any Person authorized or employed by any such Person as agent or otherwise) to Agent and the Lessors in connection with the negotiation of the Operative Documents and the transactions contemplated thereby, when taken as a whole with all other written disclosures to such parties, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading. There is no particular fact of which Lessee or any of its Affiliates has knowledge that has not been disclosed by Lessee or any of its Affiliates (or by any Person authorized or employed by Lessee or any of its Affiliates as agent or otherwise) in writing to the Lessors that, as far as Lessee or any of its Affiliates can reasonably foresee, could reasonably be expected to have a Material Adverse Effect.

     (v) Appraisal Data.  The written information provided by Lessee and its
         --------------
Affiliates to the Appraiser and forming the basis for the conclusions set forth in the Appraisal, taken as a whole, was true and correct in all material respects and did not omit any information known and available to Lessee necessary to make the information provided not misleading.

     (w) Solvency.  The consummation by Lessee of the transactions contemplated
         --------
by the Operative Documents did not and will not render Lessee insolvent, nor was it made in contemplation of Lessee's insolvency; the value of the assets and properties of Lessee at fair valuation and at their then present fair salable value is and, after such transactions, will be greater than Lessee's total liabilities, including contingent liabilities, as they become due; and the property remaining in the hands of Lessee was not and will not be an unreasonably small amount of capital.

     (x) Private Offering.  Lessee has not offered any interest in this Lease,
         ----------------
the Rent, the Certificates or the Collateral or any similar security for sale to, or solicited offers to buy any thereof from, or otherwise directly or indirectly approached or negotiated with respect thereto with, any prospective purchaser other than Agent, the Lessors and not more than sixty (60) other institutional investors, each of which was offered such interest at a private sale for investment and each of which Lessee had reasonable grounds to believe, and as to the Agent and the Lessors, after reasonable inquiry does believe, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such an investment; and, assuming the truth and accuracy of the representations set forth in Section 12.2(b), the
                                                           ---------------
issuance, sale and delivery of the Certificates and the interests in this Lease represented thereby under the circumstances contemplated by this Lease do not require the registration of such Certificates or interests under the Securities Act or the qualification of any of the Operative Documents under the Trust Indenture Act of 1939, as amended.

     (y) The Equipment.  The development of each Unit is complete and all Units
         -------------
meet all applicable specifications therefore, are fully operational, and have the capacity and functional ability to perform, on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which they were specifically designed. Schedule II lists all of the Equipment.

     (z) Software.  All of Lessee's rights in the software described in subpart
         --------
(e) of the definition of Collateral may be collaterally assigned to Agent and may be further assigned in connection with any exercise any remedies under this Lease and may be further assigned by any purchaser of any Unit, all without the consent of any person party to, or any breach of, any agreement pursuant to which Lessee's rights to use such software arise.

     Section XII.2  Representations and Warranties of Lessors.  Each Lessor
                    -----------------------------------------
represents and warrants, severally and only as to itself, to each of the other parties hereto as follows:

     (a) ERISA.  Either (i) it is not and will not be purchasing any of its
         -----   ------
interest in the Collateral or the Certificates with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or a "plan" (as defined in Section 4975(e)(1) of the Code) or (ii) the
                                                                     --
acquisition and holding of any Certificate will not result in a Prohibited Transaction, or (iii) it (A) is an insurance company, (B) is acquiring its
             --
Certificate with funds held in an insurance company general account (as defined in Section V(e) of the proposed Prohibited Transaction Class Exemption published on August 22, 1994 at 59 Federal Register 43134 (the "Proposed PTCE") and (C) is
                                                      -------------
acquiring its Certificate in reliance on the availability of, and its qualification for, the exemptive relief contemplated in the Proposed PTCE.

     (b) Investment in Collateral and Certificates.  It is acquiring its
         -----------------------------------------
interest in the Collateral (as represented by the Certificates) for its own account for investment, and if in the future it should decide to dispose of its interest in the Collateral, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the SEC thereunder and any applicable state securities laws. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of any Certificate or any interest in the Collateral or this Lease to the registration requirements of Section 5 of the Securities Act. No representation or warranty contained in this Section 12.2(b) shall include or
                                             ---------------
cover any action or inaction of Lessee or any Affiliate thereof whether or not purportedly on behalf of any Lessor or any of their Affiliates. Subject to the foregoing, and subject to the provisions of Article XIV hereof, it is understood
                                            -----------
among the parties that the disposition of each Lessor's property shall be at all times within its control.

     Section XII.3  Representations and Warranties of Agent.  Agent, in its
                    ---------------------------------------
individual capacity, hereby represents and warrants to the other parties as set forth in this Section 12.3.
              ------------

     (a) Due Organization, etc.  Agent is a national banking association duly
         ----------------------
organized, validly existing and in good standing under the laws of the United States of America; Agent has full corporate power and authority to enter into and perform its obligations under the Operative Documents to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Tranche I Funding Date in connection with or as contemplated by each such Operative Document to which it is or is to be a party; and the Operative Documents to which Agent is a party, and to which Lessee is to be a party, have been or will be duly executed and delivered by Agent.

     (b) Authorization; No Conflict.  The execution and delivery by Agent of the
         --------------------------
Operative Documents to which it is or is to be a party, and the performance by Agent of its obligations under such Operative Documents, have been duly authorized by all necessary corporate action (including any necessary stockholder action) on its part, and do not and will not: (i) contravene any applicable laws, rules, regulations, orders, injunctions or decrees of any Authority of the United States of America governing its banking or trust powers or of the State of Utah where such contravention would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, as Agent, or both, to perform its obligations under any Operative Documents to which it is or will be a party; (ii) violate any provision of its charter or by-laws; (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement, or any other agreement or instrument to which Agent, either in its individual capacity, as Agent, or both, is a party or by which it or its properties may be bound or affected, which breaches or default would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, as Agent, or both, to perform its obligations under any Operative Documents to which it is or will be a party; or (iv) require any authorizations, consents, approvals, licenses or formal exemptions from, nor any filings, declarations or registrations with, any Authority of the United States of America governing its banking or trust powers or of the State of Utah or any consent or approval of any non-governmental Person.

     (c) Enforceability, etc.  Each Operative Document to which Agent, either in
         -------------------
its individual capacity, as Agent, or both, is a party constitutes the legal, valid and binding obligation of Agent, either in its individual capacity, as Agent, or both, enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (d) Litigation.  There is no action, proceeding or investigation pending or
         ----------
to the best of Agent's knowledge, after due inquiry, threatened which questions the validity of the Operative Documents to which Agent, in its individual capacity, as Agent, or both, is a party, or any action taken or to be taken pursuant to the Operative Documents to which Agent, in its individual capacity, as Agent, or both, is a party.


                                  ARTICLE XIII
                                   COVENANTS

     Section XIII.1 Covenants of Lessee.  Lessee covenants to each of the other
                    -------------------
parties hereto as follows:

     (a) Corporate Existence, etc.  Subject to subsection (c) below, Lessee
         -------------------------
shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights, powers and franchises and its power and authority to perform its obligations under the Operative Documents, including, without limitation, any necessary qualification or licensing in any foreign jurisdiction where a Unit is located and in any other foreign jurisdiction where the failure to be so qualified would have a Material Adverse Effect.

     (b) Compliance With Laws.  Lessee shall comply with all Applicable Laws
         --------------------
(including, without limitation, Environmental Laws), except for such instances of non-compliance which would not have, individually or in the aggregate, a Material Adverse Effect.

     (c) Mergers, Transfers, etc.  Lessee shall not (whether in one transaction
         ------------------------
or a series of transactions) (x) consolidate with or merge into any other Person or (y) convey, transfer or lease all or substantially all of its assets to any other Person, unless either (i) Lessee or a Subsidiary of Lessee is the surviving entity or (ii) the surviving entity or the transferee assumes all of the obligations of Lessee hereunder in writing, and, in either case, there is no Material Adverse Effect.

     (d) Change of Name or Location.  Lessee shall furnish to Agent written
         --------------------------
notice on or before the 30th day prior to any relocation of its chief executive office or principal place of business, or change of its name.

     (e) Financial Information.  Lessee shall keep its books and records in
         ---------------------
accordance with GAAP. Lessee agrees to furnish Agent (and Agent shall thereafter promptly furnish to each Lessor), (i) as soon as practicable, and in any event within 45 days after the end of each fiscal quarter, the related consolidated statements of income and cash flows of Lessee and its Subsidiaries for such fiscal quarter for the period from the beginning of the current fiscal year to the end of such fiscal quarter, and a consolidated balance sheet of Lessee and its Subsidiaries, as at the end of such fiscal quarter, setting forth in each case in comparative form corresponding consolidated figures from the corresponding fiscal quarter in the immediately preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of Lessee, subject to changes resulting from year-end adjustments, together with an officer's certificate that no Incipient Default or Event of Default has occurred and is continuing hereunder; (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year, audited consolidated statements of cash flows, income and shareholders' equity of Lessee and its Subsidiaries for such year and a consolidated balance sheet of Lessee and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and certified to Agent and each Lessor by independent certified public accountants of recognized standing selected by Lessee; (iii) as soon as practicable, copies of all such financial statements, proxy statements, notices and reports as Lessee shall send to its public stockholders, if any, and copies of any registration statements (without exhibits) and any regular or periodic reports which it files with the SEC (or any Authority succeeding to the function of the SEC); and (iv) with reasonable promptness, such other data and information with respect to the business, affairs and conditions of Lessee or its Subsidiaries as from time to time Agent may request, at the reasonable request of the Required Lessors.

     (f) Compliance Certificates.  Concurrently with each delivery of financial
         -----------------------
statements pursuant to the foregoing subsection (e) (and within the time periods
                                     --------------
specified therein), Lessee shall deliver to Agent an Officer's Certificate stating that such officer has reviewed the activities of Lessee during such period and that during such period Lessee has performed and fulfilled each and every covenant, obligation and condition contained in the Operative Documents, and no Incipient Default, Event of Default or Casualty exists under any of the Operative Documents, or if any such condition shall exist, specifying the nature and status thereof.

     (g) Notice of Defaults.  Promptly upon, but in no event later than three
         ------------------
(3) Business Days after a Responsible Officer of Lessee shall have obtained knowledge thereof, Lessee shall notify Agent in writing of the existence of an Incipient Default, Event of Default, or any other matter which has resulted in a Material Adverse Effect, which notice shall describe the nature of such Incipient Default, Event of Default or other matter and the action Lessee is taking with respect thereto.

     (h) Inspection.  Agent or any Lessor may visit and inspect the properties
         ----------
(including, without limitation, the Collateral) of Lessee, and to the extent reasonable under the circumstances, examine its books of record and accounts (including, without limitation, Lessee's records pertaining to the Collateral), and discuss its affairs, finances and accounts with its officers, and, with notice to Lessee so that it may have an officer present if it so reasonably requests, the accountants of Lessee, all at such times as Agent or the requesting Lessor, as the case may be, may reasonably request. Upon such request, Lessee shall make such properties and such books of record and accounts available to Agent or the requesting Lessor, as the case may be, for inspection. So long as any

Incipient Default or Event of Default shall exist hereunder, Lessee will pay the reasonable expenses of Agent and the Lessors incurred in the exercise of the rights granted pursuant to this Section 13.1(h).
                                ---------------

     (i) ERISA Events.  Promptly upon Lessee's becoming aware of the occurrence
         ------------
of any matter or matters that are likely to constitute an Event of Default under

Article VIII, Lessee shall notify Agent in writing specifying the nature
------------
thereof, what action Lessee or any ERISA Affiliate is taking or proposes to take with respect thereto.

     (j) Rule 144A Information.  At any time when Lessee is not subject to
         ---------------------
Section 13 or 15(d) of the Securities Exchange Act, if Agent or any Lessor shall request that Lessee deliver to Agent, information with respect to Lessee that meets the requirements of Rule 144A(d)(4)(i) of the Securities Exchange Act (or any successor provision), then: (x) promptly following the receipt by Lessee of that request, Lessee shall deliver such information to Agent, and (y) such information shall, at the time of such delivery, be as of a date so as to be entitled to the presumption that such information is "reasonably current" within the meaning of Rule 144A(d)(4)(ii) of the Securities Exchange Act (or any successor provision); provided that Lessee (i) shall not be so obligated to the
                      --------
extent that any amendment to Rule 144A after the date hereof expands or makes more onerous the provisions of Rule 144A, and (ii) shall in no event be obligated to provide more information pursuant to this Section 13.1(j) with
                                                       ---------------
respect to the nature of its business and the products and services that it offers than it is providing to its commercial lenders at such time.

     (k) Further Assurances.  Lessee will, at its expense, promptly and duly do
         ------------------
any further reasonable act and execute, acknowledge, deliver, file, register and record any further documents (including, without limitation, amendments to this Lease and UCC financing statements and continuation statements) as are required or as Agent or the Required Lessors may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Agent and the Lessors, including the first priority security interest in the Collateral of Agent, on behalf of the Lessors. Without limiting the foregoing, on or prior to December 3, 2004, Lessee shall have executed and filed continuation statements with respect to the financing statements originally filed hereunder, or failing the same, Agent shall file such continuation statements prior to December 3 in each such year pursuant to the authority vested in Agent under Section 8.5.
                                -----------

     (l) Environmental Matters.  Lessee shall: (i) use and operate the
         ---------------------
Collateral in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect, and remain in material compliance therewith, and handle all Hazardous Material in material compliance with all applicable Environmental Laws; (ii) promptly notify Agent, and provide copies upon receipt, of all written claims, complaints, notices or inquiries relating to the condition or compliance of the Collateral in so far as they relate to Environmental Laws, and promptly cure and have dismissed with prejudice to the satisfaction of the Required Lessors any actions and proceedings (except for those which would not have a Material Adverse Effect) relating to compliance with Environmental Laws, provided, however, that Lessee may contest in good
                         --------  -------
faith by Permitted Contest any such actions or
proceedings, provided, further that Agent, in its individual capacity and as
             --------  -------
Agent, and the Lessors shall have received reasonably sufficient security from Lessee prior to the institution of any such Permitted Contest by Lessee as any of them shall have reasonably requested; and (iii) provide such information and certifications which Agent or any Lessor may reasonably request from time to time to evidence compliance with this Section 13.1(l).
                                      ---------------

     (m) Securities.  Lessee shall not, nor shall it permit anyone authorized to
         ----------
act on its behalf to, take any action which would subject the issuance or sale of the Certificates, any of the Collateral or the Lease, or any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned items, to the registration requirements of Section 5 of the Securities Act or any state securities laws.

     (n) No Disposition of the Collateral.  Lessee shall not sell, contract to
         --------------------------------
sell, assign, lease, transfer, convey or otherwise dispose of, or permit to be sold, assigned, leased, transferred, conveyed or otherwise disposed of, the Collateral or any Part, except for subletting as expressly permitted pursuant to
Section 5.2.
-----------

     Section XIII.2 Covenants of Agent.  Agent, in its individual capacity,
                    ------------------
covenants with each of the other parties hereto as follows, it being understood that the sole remedies for the breach of these covenants shall be to sue for damages or for specific performance and that any such breach shall not modify or terminate Lessee's obligations under Section 4.4 or any other provision of the
                                     -----------
Operative Documents:

     (a) so long as this Lease remains in effect or so long as the obligations of Lessee arising hereunder have not been fully and finally discharged, Agent, in its individual capacity, (i) will keep this Lease and all Collateral free and clear of all Liens arising by, through or under Agent, in its individual capacity, which are unrelated to the transactions contemplated by this Lease and shall indemnify, reimburse and hold each Lessor and Lessee harmless from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, or causes of action and all legal proceedings, and any costs or expenses in connection therewith, including reasonable legal fees and expenses, of whatever kind and nature, imposed on, incurred by or asserted against any Lessor or Lessee in any way relating to, or arising in any manner out of, Agent's failure to comply with this Section 13.2(a) and (ii) will not, provided that no
                            ---------------
Incipient Default or Event of Default exists, through its own actions, interfere with Lessee's (or any permitted Sublessee's or assignee's) rights hereunder with respect to any Unit during the Term, except as permitted or required by the terms of this Lease; and

     (b) Agent shall apply funds held by it in its capacity as agent hereunder as required by this Lease and shall otherwise perform all of its duties and obligations under this Lease and the Operative Documents to which it is a party.

     Section XIII.3 Covenants of Lessors.  Each Lessor, severally and not
                    --------------------
jointly, covenants to each of the other parties hereto as follows, it being understood that the sole remedies for the breach of the foregoing covenants shall be to sue for damages or for specific performance and that any such breach shall not modify or terminate Lessee's obligations under Section 4.4 or any
                                                         -----------
other provision of the Operative Documents:

     (a) provided that no Incipient Default or Event of Default exists, it will not, through its own actions, interfere with Lessee's (or any permitted sublessee's or assignee's) rights hereunder with respect to any Unit during the Term;

     (b) it will keep the Collateral free and clear from all Lessor Liens attributable to it, provided that it may contest any such Lessor Lien pursuant
                    --------
to a Permitted Contest; and

     (c) it will not, alone or in conjunction with one or more other Lessors, deal directly with Lessee, it being acknowledged that Agent is the only party representing Lessors which is authorized to deal with Lessee for any purpose in connection with this Lease, the Collateral or the exercise of any remedies hereunder.


                                  ARTICLE XIV
                       REGISTRATION, TRANSFER, EXCHANGE,
                   REPLACEMENT AND ASSIGNMENT OF CERTIFICATES

     Section XIV.1  Certificates Represent Lessor Interests.  The interests of
                    ---------------------------------------
each Lessor shall be evidenced by a certificate or certificates in the form of

Exhibit C hereto, with appropriate insertions, and indicating such Lessor's
---------
interest in this Lease (including, without limitation, the right to receive rental and other payments hereunder) and the Collateral (each such certificate, and any and all certificates issued in replacement or exchange therefor being a "Certificate"). In addition to the agency established pursuant to Article IX,
 -----------                                                       ----------
Agent is hereby appointed the agent of Lessee for the limited purpose of transfer and exchange of the Certificates, and, as such, Lessee agrees that Agent shall be entitled to, and Lessee shall be bound by, the provisions of

Article IX with respect to such agency.  Agent shall, as agent for Lessee,
----------
maintain at its office a register for the purpose of registering the Certificate or Certificates originally issued hereunder and all transfers and exchanges thereof, which register shall include the address of each holder and the other information of the type set out in Schedule I with respect to such holder. A
                                   ----------
Lessor intending to transfer any or all of its Certificates, or to exchange any or all of its Certificates for Certificates evidencing a different interest, shall surrender such Certificate or Certificates to Agent at its office set forth on Schedule I, together with a written request from such Lessor for the
         ----------
issuance of a new Certificate or Certificates, specifying the interests to be evidenced thereby and, in the case of a surrender for registration of transfer, the name and address of the new Lessor. Promptly upon receipt of such documents by Agent, Lessee shall execute and deliver, at no charge to Lessor, a new Certificate or Certificates in the same form, evidencing the same aggregate interest and dated the same date or dates as the Certificate or Certificates surrendered. Agent, at no charge to Lessor, shall make a notation on each new Certificate of the amount of all payments previously made on the old Certificate or Certificates with respect to which such new Certificate(s) is(are) issued and the date to which payments with respect to the old Certificate or Certificates have been paid. Such notations, and Attachment 1 to each Certificate, shall be prepared by Agent, and shall be conclusive and binding absent manifest error. Agent and Lessee may deem the owner of each Certificate reflected in the register as the owner thereof for all purposes. Agent shall not be responsible for determining if any transferee satisfies the requirements of Section 14.3.
                ------------

     Section XIV.2 Lost, Stolen or Damaged Certificates.  If any Lessor's
                   ------------------------------------
Certificate shall become mutilated, destroyed, lost or stolen, Lessee shall, upon the written request of the appropriate Lessor, execute and deliver in replacement thereof, with a copy to Agent, and at no charge to Lessor, a new Certificate in the same form, evidencing the same interest and dated the same date as the Certificate so mutilated, destroyed, lost or stolen. If the Certificate being replaced has become mutilated, such Certificate shall be surrendered to Agent and a photocopy thereof shall be furnished to Lessee by Agent. If the Certificate being replaced has been destroyed, lost or stolen, the Lessor requesting a replacement Certificate shall furnish to Lessee and Agent such reasonable security or indemnity as may be required by each of them to save them harmless if the Lessor has not furnished them satisfactory evidence of the destruction, loss or theft of the Certificate; provided, that if the
                                                      --------
Certificate being replaced is registered in the name of an original Lessor then the affidavit of an authorized officer of such Lessor in form reasonably satisfactory to Agent, setting forth the fact of destruction, loss or theft and of ownership of the Certificate at the time thereof, shall be satisfactory evidence and no security or indemnity shall be required other than the written agreement of such Person, in form reasonably satisfactory to Agent, to indemnify and hold harmless Lessee and Agent from all risks resulting from the authentication and delivery of a substitute Certificate. The Lessor requesting replacement hereunder shall be responsible for all stamp taxes relating to such replacement.

     Section XIV.3  Lessor Assignments.  All or any of the right, title or
                    ------------------
interest and obligations of any Lessor in and to this Lease and the rights, benefits, advantages and obligations of any Lessor hereunder, including the rights to receive payment of rental or any other payment hereunder, and the rights and security interests in and to the Collateral, may be assigned or transferred by such Lessor at any time by transfer of the Certificate representing such interest in accordance with the provisions of this Article
                                                                     -------
XIV; provided that the minimum amount which any Lessor may assign pursuant to
---  --------
this Section is the lesser of $5,000,000 or 100% of the face value of such Lessor's Certificate; provided, further, that any assignee or transferee (i)
                      --------  -------
shall be subject to Lessee's written approval, not to be unreasonably withheld,
(ii) shall assume Lessor's obligations under this Lease, and (iii) must represent and warrant in writing to Agent, the other Lessors and Lessee:

     (a) that it is an accredited investor that is a financial institution, with sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of acquiring a Certificate, and has the requisite power and authority to enter into such assignment or transfer;

     (b) that the assignment or transfer is exempt from registration requirements under any and all applicable federal and state statutes, laws, rules, regulations and orders;

     (c) that it is acquiring the Certificates for its own account for investment purposes and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Certificate, provided that, subject to the provisions of this Lease
                          --------
and applicable securities laws, the disposition of the transferee's Certificate shall at all times remain within the transferee's control;

     (d)   as set forth in Section 12.2 with respect to such transferee;
                           ------------

     (e) that, and also covenants to such Persons that, it will not transfer the Certificate unless the proposed transferee makes the foregoing representations and covenants;

     (f) that, and also covenants that, it will not take any action that would by itself subject the transfer of the Certificate to the provisions of Section 5 of the Securities Act; and

     (g) that, and also covenants that, it is aware of and will abide by the provisions of Section 16.17.
              -------------


                                  ARTICLE XV
                   OWNERSHIP AND GRANT OF SECURITY INTEREST

     Section XV.1 Grant of Security Interest.  Title to the Collateral shall
                  --------------------------
remain in Lessee. As of the Tranche I Funding Date, Lessee hereby grants to Agent a first priority perfected security interest for the benefit of Lessors in the Collateral (the "Security Interest"), and the Security Interest shall be a
                     -----------------
continuing security interest in all of the Collateral to secure the payment of all sums due hereunder and under the other Operative Documents to which Lessee is a party, and the performance of all other obligations hereunder and under the other Operative Documents to which Lessee is a party.

     Section XV.2 Retention of Proceeds.  If Lessee would be entitled to any
                  ---------------------
amount (including any Casualty Recoveries) hereunder except for the existence of any Event of Default or Incipient Default, Lessee shall deliver any such amounts to Agent, and Agent shall hold such amounts as part of the Collateral and shall be entitled to apply such amounts against any amounts due hereunder; provided,
                                                                     --------
that Agent shall distribute such amounts, to the extent not theretofore applied in accordance with the other terms of this Lease if and when no Event of Default or Incipient Default exists.


                                  ARTICLE XVI
                                 MISCELLANEOUS

     Section XVI.1 Payment of Transaction Costs and Other Costs.  If the
                   --------------------------------------------
transactions contemplated hereby are consummated, Lessee shall pay all Transaction Costs in accordance with Section 3.1(f), and in the event the
                                     --------------
transactions contemplated hereby do not close, Lessee shall pay such Transaction Costs promptly upon receipt of invoices therefor. In addition, Lessee shall pay or reimburse Agent and the Lessors for all other out-of-pocket costs and expenses (including allocated fees of internal counsel) reasonably incurred in connection with: (a) entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to the Operative Documents (including without limitation any legal services rendered in connection with or arising under Section 13.1); (b) any Casualty or termination
                                 ------------
of the Lease or any other Operative Document; (c) the negotiation and documentation of any restructuring or "workout", whether or not consummated, of any Operative Document; (d) the enforcement of the rights or remedies under the Operative Documents; (e) further assurances requested pursuant to Section
                                                                  -------
13.1(k) hereof or any similar provision in other Operative Documents; (f) any
-------
transfer by Agent or a Lessor of any interest in the Operative Documents during the continuance of and in connection with the exercise of remedies following an Event of Default; (g) the ongoing fees and expenses of Agent under the Operative Documents; and (h) any Funding Date.

     Section XVI.2 Effect of Waiver.  No delay or omission to exercise any
                   ----------------
right, power or remedy accruing to Agent or any Lessor upon any breach or default of Lessee hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lessors or Agent of any breach or default under this Lease must be specifically set forth in writing and must satisfy the requirements set forth in
Section 16.5 with respect to approval by Lessors and Agent.
------------

     Section XVI.3 Survival of Covenants.  All representations, warranties and
                   ---------------------
covenants of Lessee under Article IV, Article V, Article VII, Article XI,
                          ----------  ---------  -----------  ----------
Article XV, Sections 9.4 (with respect to each Lessor), 9.10, 12.1 and 13.1
----------  -------- ---                                ----  ----     ----
shall survive the expiration or termination of this Lease to the extent arising prior to any such expiration or termination.

     Section XVI.4 Applicable Law.  THIS LEASE SHALL BE GOVERNED BY AND
                   --------------
CONSTRUED UNDER THE LAWS OF NEW YORK  WITHOUT REGARD TO CONFLICT OF LAW
PRINCIPLES.

     Section XVI.5 Effect and Modification.  This Lease exclusively and
                   -----------------------
completely states the rights of Agent, Lessors and Lessee with respect to the granting of the Security Interest and all other transactions contemplated by this Lease, and supersedes all prior agreements, oral or written, with respect thereto, including, without limitation, any confidentiality agreements between Lessee and any Lessor executed in connection with and contemplation of this Lease. Except as otherwise provided in Section 3.2(c), no variation, modification, amendment or waiver of
            --------------
this Lease or any other Operative Document shall be valid unless in writing and signed by Agent with the written consent of the Required Lessors and by Lessee. Except as otherwise provided in Section 3.2(c) and in the next sentence, no
                                --------------
variation, modification, amendment or waiver of this Lease or any other Operative Document purporting to (i) postpone, reduce or forgive, in whole or in part, any payment of Rent, Lease Balance, Administrative Charge, interest or other amount payable hereunder, or modify the definition (including the definition of any defined term used in any such definition), or method of calculation, of any payment of Rent, Lease Balance, Administrative Charge, interest or other amount payable hereunder, (ii) release any Collateral granted hereunder (except as expressly provided in Sections 5.4, 6.1(a) or (b), 11.2,
                                           ------------  ------    ---  ----
11.3, 11.4 and 15.2), or (iii) modify this sentence or the definition of
----  ----     -----
"Required Lessors" shall be valid unless in writing and signed by Agent with the consent of all Lessors. No variation, modification, amendment or waiver of any Certificate shall be valid unless in writing and signed by Agent with the consent of the registered holder of such Certificate. No variation, modification, amendment, waiver or other change to any of Section 2.9, 2.10,
                                                          -----------  ----
10.1, or any applicable definitions in this Lease that may negatively impact any
----
of the Lessors shall be valid unless in writing and signed by Agent with the consent of all of the Lessors.

     Section XVI.6 Notices.  All demands, notices and other communications
                   -------
hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or one Business Day after being sent by overnight delivery service or three days after being deposited in the mail, certified mail, postage prepaid, return receipt requested, or when sent by facsimile transmission, if confirmed by mechanical confirmation and if a copy thereof is promptly thereafter personally delivered, sent by overnight delivery service or so deposited in the mail, addressed to: (A) Agent or Lessee at the address set forth below the signature of such party on the signature page hereof, or at such other, address as may hereafter be furnished in accordance with this Section
                                                                     -------
16.6 by either party to the other and (B) each Lessor at its address set forth
----
in Schedule I hereto or in the register maintained pursuant to Section 14.1.
   ----------                                                  ------------
Except as otherwise provided in Sections 3.1 and 3.2, Lessee's delivery of any
                                ------------     ---
notice or any other deliverable hereunder to Agent shall satisfy any obligation of Lessee hereunder to deliver the same to any Lessor.

     Section XVI.7 Consideration for Consents to Waivers and Amendments.
                   ----------------------------------------------------
Lessee hereby agrees that it will not, and that it will not permit any of its Affiliates to, offer or give any consideration or benefit of any kind whatsoever to any Lessor in connection with, in exchange for, or as an inducement to, such Lessor's consent to any waiver in respect of, any modification or amendment of, any supplement to, or any other consent or approval under, any Operative Document unless such consideration or benefit is offered ratably to all Lessors.

     Section XVI.8 Counterparts.  This Lease has been executed in several
                   ------------
numbered counterparts. Only the counterpart designated as "Counterpart No. 1" shall evidence a monetary obligation of Lessee or shall be deemed to be an original or to be chattel paper for purposes of the UCC, and such copy shall be held by Agent.

     Section XVI.9  Severability.  Whenever possible, each provision of this
                    ------------
Lease shall be interpreted in such manner as to be effective and valid under Applicable Law; but if any provision of this Lease shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

     Section XVI.10 Successors and Assigns.  This Lease shall be binding upon
                    ----------------------
the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section XVI.11 No Third-Party Beneficiaries.  Nothing in this Lease or the
                    ----------------------------
other Operative Documents shall be deemed to create any right in any Person not a party hereto or thereto (other than the permitted successors and assigns of Lessors, Agent and Lessee), and such agreements shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party except as aforesaid.

     Section XVI.12 Brokers.  None of the parties has engaged or authorized any
                    -------
broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or any other like capacity in connection with this Lease or the transactions contemplated hereby, except that Lessee has engaged Bank of America, N. A. and/or an Affiliate thereof.

     Section XVI.13 Captions; Table of Contents.  Section captions and the table
                    ---------------------------
of contents used in this Lease (including the Schedules and Exhibits hereto) are for convenience of reference only and shall not affect the construction of this Lease.

     Section XVI.14 Schedules and Exhibits.  The Schedules, Annexes and Exhibits
                    ----------------------
hereto, along with all attachments referenced in any of such items, are incorporated herein by reference and made a part hereof.

     Section XVI.15 Submission to Jurisdiction.  Any suit by Agent or any Lessor
                    --------------------------
to enforce any claim arising out of the Operative Documents may be brought in any state or Federal court located in New York having subject matter jurisdiction, and with respect to any such claim, each party to this Lease hereby irrevocably: (a) submits to the non-exclusive jurisdiction of such courts; and (b) consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, return receipt requested, to such party at its address specified in this Lease, and agrees that such service, to the fullest extent permitted by law: (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding; and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Lessee irrevocably waives, to the fullest extent permitted by law: (A) any claim, or any objection, that it now or hereafter may have, that venue is not proper with respect to any such suit, action or proceeding brought in such a court located in New York including, without limitation, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum; and (B) any claim that Lessee is not subject to personal jurisdiction or service of process in such forum.

Lessee agrees that any suit to enforce any claim arising out of the Operative Documents or any course of conduct or dealing of Agent or any Lessor shall be brought and maintained in any state or Federal court located in New York. Nothing in this Section 16.15 shall affect the right of Agent or any Lessor to
                -------------
bring any action or proceeding against Lessee or any Unit or other Collateral in the courts of any other jurisdiction. Agent, each Lessor, and Lessee each agrees that a final judgment in any action or proceeding in a state or Federal court within the United States may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

     Section XVI.16     Jury Trial. EACH OF LESSEE, EACH LESSOR AND AGENT WAIVES
                        ----------
ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     Section XVI.17     Confidentiality.  Each Lessor and the Agent agrees, and
                        ---------------
agrees to cause its Affiliates, to maintain the confidentiality of all information provided to it by Lessee or any Subsidiary or Affiliate of Lessee, or by the Agent, on Lessee's or such Subsidiary's or Affiliate's behalf, or obtained by a Lessor pursuant to such Lessor's exercise of its rights under this Lease or any other Operative Document, and neither it nor any of its Affiliates shall use any such information other than in connection with the enforcement of this Lease and the other Operative Documents, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lessor or the Agent, or (ii) was or becomes available on a non-confidential basis from a source other than Lessee or its Subsidiary or Affiliates (but only to the extent applicable to such Subsidiary or Affiliate), provided that such source is not bound by a confidentiality agreement with the Lessee or such Subsidiary or Affiliate known to the Lessor or the Agent; provided, however, that any Lessor or the Agent may disclose such
           --------  -------
information (A) at the request or pursuant to any requirement of any Authority to which the Lessor or the Agent is subject or in connection with an examination of such Lessor or the Agent by any such authority; (B) pursuant to subpoena or other court process; provided, however, that, if not prohibited by law, such
                     --------  -------
Lessor or the Agent shall use its best efforts to provide prompt notice to Lessee of receipt of such subpoena prior to delivering such information in response; (C) when required to do so in accordance with the provisions of any Applicable Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lessor, or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Operative Document;
(F) to such Lessor's or the Agent's independent auditors and other professional advisors; and (G) to any assignee (but not to any Competitor), provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lessor hereunder.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LEVI STRAUSS & CO.                      FIRST SECURITY BANK
as Lessee                               as Agent (and in its individual
                                        capacity where specifically indicated):
By:_________________________________
Name:_______________________________    By:__________________________________
Title:______________________________    Name:________________________________
                                        Title:_______________________________
Address:
1155 Battery Street                     Address:
San Francisco, California 94111         _____________________________________
Attention:___________________________   _____________________________________
                                        Attention:___________________________


                                        _____________________________________
                                        _____________________________________
                                        Facsimile:___-___-____



                     [SIGNATURES CONTINUED ON NEXT PAGE]

                          [SIGNATURE PAGE FOR LESSORS]


ORIX USA CORPORATION,                        HELLER FINANCIAL LEASING, INC.
a_________________________________,          a________________________________,
as Lessor                                    as Lessor

By:_______________________________           By:______________________________
Name:_____________________________           Name:____________________________
Title:____________________________           Title:__________________________

DIME COMMERCIAL CORP.,                       GENERAL   ELECTRIC    CAPITAL
a_________________________________,          BUSINESS    ASSET     FUNDING
as Lessor                                    CORPORATION,
                                             a________________________________,
By:_______________________________           as Lessor
Name:_____________________________
Title:____________________________           By:______________________________
                                             Name:____________________________
                                             Title:__________________________

                   SCHEDULE I TO LEASE INTENDED AS SECURITY
                         DATED AS OF DECEMBER 3, 1999
                             (LEVI STRAUSS & CO.)

         LIST OF AGENT AND LESSORS; ADDRESSES FOR NOTICES AND PAYMENTS
         -------------------------------------------------------------


1.   Agent
     -----

     FIRST SECURITY BANK, NATIONAL ASSOCIATION

     Address for all communications (except wire transfers):

          FIRST SECURITY BANK, NATIONAL ASSOCIATION
          Attention:   Corporate Trust Services
                       79 South Main Street
                       Salt Lake City, Utah 84111
                       Facsimile: 801/246-5053

     Address for wire transfers:

     Account
     Information:

     ABA
     Routing #:  124-0000-12
     Account #:  051-092215

     Levi Strauss Acct. #:  36088

2.   Lessors
     -------

     ORIX USA CORPORATION

     Address for all communications (except wire transfers):

           Orix USA Corporation
           550 South Hope Street, Suite 1600
           Los Angeles, CA  90071
           Attn: Leroy Onishi
           Facsimile: 213/955-6530

     Address for wire transfers:

          Bank:       The Sanwa Bank of California
                      Los Angeles, California
          ABA
          Routing #:  122003516
          Account #:  5106-0278
          Reference:  Levi Strauss & Co.

     DIME COMMERCIAL CORP.

     Address for all communications (except wire transfers):

          Dime Commercial Corp.
          1180 Avenue of the Americas, 5th Floor
          New York, New York 10036
          Attn:  Michael E. Evans
          Facsimile: 212/382-8349

     Address for wire transfers:

          Bank:       Federal Reserve Bank of New York
                      New York, New York
          ABA
          Routing #:  226070296
          Account #:  2062160000 977
          Reference:  Levi Strauss & Co.


     HELLER FINANCIAL LEASING, INC.

     Address for all communications (except wire transfers):

          Heller Financial Leasing, Inc.
          71 Stevenson Street, Suite 2000
          San Francisco, California 94105
          Attn: Kevin Donovan
          Facsimile: 415/356-1335

     Address for wire transfers:

          Bank:       Bank of America
                      Chicago, Illinois
          ABA
          Routing #:  071-000-039
          Account #:  8188801273
          Reference:  Levi Strauss & Co.


     GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION

     Address for all communications (except wire transfers):

          General Electric Capital Business Asset Funding Corporation 10900 N.E. 4th Street, Suite 500
          P.O. Box C-97550
          Seattle, Washington 98004
          Attn: Anne Bonn
          Facsimile: 425/450-3584

     Address for wire transfers:

          Bank:       Bankers Trust Company
                      New York, New York
          ABA
          Routing #:  21001033
          Account #:  50-261-508
          Reference:  Levi Strauss & Co.

                   SCHEDULE II TO LEASE INTENDED AS SECURITY
                         DATED AS OF DECEMBER 3, 1999
                             (LEVI STRAUSS & CO.)

                           DESCRIPTION OF EQUIPMENT:
                           -------------------------

The "Equipment" means the personal property and fixtures described on Attachment
     ---------
1 to this Schedule II, wherever located from time to time, all of which is currently located at the real property commonly known as (i) the Hebron Customer Service Center, 3750 North Bend Road (Route 237 at Connor Road), Hebron, Kentucky 41048, (ii) the Canton Customer Service Center, 501 Denim Way (I-55 at Gluckstadt Rd.), Canton, Mississippi 39046, and (iii) the Sky Harbor Customer Service Center, 501 Executive Airport Drive (just east of I-15, south of Las Vegas), Henderson, Nevada 89012 (each of which is legally and more particularly described below), to the extent any such personal property and fixtures comprise the integrated, automated distribution warehouse storage and stock selection system, consisting of, but not being limited to, conveyor systems, sorting equipment, rotating storage structure units, inspection and work stations, and bulk storage rack systems, used by Lessee to sort, package and ship its products to its customers, together with any and all replacements or substitutions of such personal property and fixtures made at any time pursuant to that certain Lease Intended as Security dated as of December 3, 1999 (the "Lease") among
                                                              -----
Lessee, Secured Party (as Agent for the Lessors (as defined therein)), and the Lessors thereunder, excluding, however, any items set forth on such Attachment 1
                    ---------
which are also set forth on Attachment 2 to this Schedule II.


                      [legal descriptions to be attached]

                  SCHEDULE III TO LEASE INTENDED AS SECURITY
                         DATED AS OF DECEMBER 3, 1999
                             (LEVI STRAUSS & CO.)

                               PAYMENT SCHEDULES
                               -----------------

                  SCHEDULE 2.10 TO LEASE INTENDED AS SECURITY
                         DATED AS OF DECEMBER 3, 1999
                             (LEVI STRAUSS & CO.)

                        PRO-FORMA AMORTIZATION SCHEDULE
                        -------------------------------

                SCHEDULE 12.1(b) TO LEASE INTENDED AS SECURITY
                         DATED AS OF DECEMBER 3, 1999
                             (LEVI STRAUSS & CO.)

                 RECORDINGS, FILINGS AND GOVERNMENTAL PERMITS
                 --------------------------------------------


1.   Kentucky

     a.   Boone County Clerk
          i.   financing statement
          ii.  fixture filing

     b.   Franklin County Clerk - financing statement

     c.   Secretary of State - financing statement

2.   Mississippi

     a.   Madison County Clerk - fixture filing

     b.   Secretary of State - financing statement

3.   Nevada

     a.   Clark County Recorder - fixture filing

     b.   Secretary of State - financing statement

4.   California - Secretary of State

                SCHEDULE 12.1(k) TO LEASE INTENDED AS SECURITY
                         DATED AS OF DECEMBER 3, 1999
                             (LEVI STRAUSS & CO.)

          LIST OF PATENTS, PATENT RIGHTS, TRADEMARKS, SERVICE MARKS,
          ----------------------------------------------------------
                  TRADE NAMES, COPYRIGHTS, LICENSES AND OTHER
                  -------------------------------------------
                         INTELLECTUAL PROPERTY RIGHTS
                         ----------------------------

                                      None

                          EXHIBIT A TO LEASE INTENDED
                   AS SECURITY DATED AS OF DECEMBER 3, 1999
                             (LEVI STRAUSS & CO.)

                     FORM OF FUNDING DATE CERTIFICATE AND
                      CONDITION OF COLLATERAL CERTIFICATE
                      -----------------------------------
                             ___________ __, 199_

TO: Agent and the Lessors, pursuant to that certain Lease Intended as Security (the "Lease"), dated December 3, 1999 among: LEVI
                              -----
               STRAUSS & CO., a Delaware corporation ("Lessee"); the
                                                       ------
               Persons identified on Schedule I thereto as the "Lessors";
                                                                -------
               and FIRST SECURITY BANK, a national banking association, as agent ("Agent"; all capitalized terms used herein without
                       -----
               definition shall have the meaning assigned to such terms in the Lease).

FROM:          Lessee

REGARDING:     Funding Date and Condition of Collateral


1. The Funding Date was ____________ __, 199_ at [THE OFFICES OF MAYER, BROWN & PLATT, _________________________________________] at 9:00 a.m.

2.   The Equipment in which the Security Interest was granted is identified on

     Schedule I hereto.
     ----------

3. The aggregate Funded Amount to be advanced for the Security Interest in the Collateral identified on Schedule I hereto is [$________________________],
                              ----------
     which Funded Amount is to be paid out of Funding.

4. The Collateral is leased by the Lessee for all purposes of the Lease in its "as is," present condition as set forth in Section 2.6 of the Lease.

5. All of the Collateral is subject to and shall be governed by all of the provisions of the Lease.

6. The Collateral is in good operating order, repair, condition and appearance and Lessee has no knowledge of any material defect therein with respect to design, manufacture, condition (reasonable wear and tear excepted) or in any other respect.

     The Funded Amount shall be sent by wire transfer to Lessee at the account set forth on Schedule II hereto.
             -----------

                              LEVI STRAUSS & CO.

                              By:_______________________________________
                              Name Printed:_____________________________
                              Title:____________________________________

                            SCHEDULE I TO EXHIBIT A
                         TO LEASE INTENDED AS SECURITY
                         DATED AS OF DECEMBER 3, 1999
                             (LEVI STRAUSS & CO.)


Description of Equipment:
------------------------

The "Equipment" means the personal property and fixtures described on Attachment
     ---------
1 to this Schedule II, wherever located from time to time, all of which is currently located at the real property commonly known as (i) the Hebron Customer Service Center, 3750 North Bend Road (Route 237 at Connor Road), Hebron, Kentucky 41048, (ii) the Canton Customer Service Center, 501 Denim Way (I-55 at Gluckstadt Rd.), Canton, Mississippi 39046, and (iii) the Sky Harbor Customer Service Center, 501 Executive Airport Drive (just east of I-15, south of Las Vegas), Henderson, Nevada 89012 (each of which is legally and more particularly described below), to the extent any such personal property and fixtures comprise the integrated, automated distribution warehouse storage and stock selection system, consisting of, but not being limited to, conveyor systems, sorting equipment, rotating storage structure units, inspection and work stations, and bulk storage rack systems, used by Lessee to sort, package and ship its products to its customers, together with any and all replacements or substitutions of such personal property and fixtures made at any time pursuant to that certain Lease Intended as Security dated as of December 3, 1999 (the "Lease") among
                                                              -----
Lessee, Secured Party, as Agent for the Lessors (as defined therein), and the Lessors thereunder, excluding, however, any items set forth on such Attachment 1
                    ---------
which are also set forth on Attachment 2 to this Schedule II.


                      [legal descriptions to be attached]

                           SCHEDULE II TO EXHIBIT A
                         TO LEASE INTENDED AS SECURITY
                         DATED AS OF DECEMBER 3, 1999
                             (LEVI STRAUSS & CO.)


Wire transfer instructions for payment of Funded Amount:
-------------------------------------------------------

Citibank, N.A.
New York, NY

ABA Routing:0210-0008-9
Account:       0010-9292
Payee:         Levi Strauss & Co.

                    EXHIBIT B TO LEASE INTENDED AS SECURITY
                         DATED AS OF DECEMBER 3, 1999

                      FORM OF OPINION OF LESSEE'S COUNSEL


                               December 3, 1999


_________________
_________________
_________________
_________________

     Re:  Levi Strauss & Co. Lease Intended As Security

Gentlemen:

     [I am General Counsel of / we are special counsel to] Levi Strauss & Co., a Delaware corporation ("Lessee"). [I / we] have examined and are familiar with
                       ------
originals of or copies identified to [my / our] satisfaction of the Lease Intended as Security, dated as of December 3, 1999 (the "Lease"), among Lessee,
                                                         -----
First Security Bank, a national banking association ("Agent"), not in its individual capacity except as specifically set forth in the Lease, but solely in its capacity as Agent therein, the Persons listed in Schedule I thereto, as lessors (each a "Lessor" and collectively the "Lessors"; provided that no such
                 ------                        -------   --------
reference shall be deemed to refer to any Person who is not a holder of a Certificate at the date of determination, each of the other Operative Documents, and such other documents and proceedings as [I / we] have considered necessary for the purpose of rendering this opinion. In addition, [I / we] have examined and are familiar with such other legal and factual matters as [I / we] have deemed necessary for the purpose of rendering this opinion. Capitalized terms used in this opinion and not otherwise defined herein shall have the respective meanings specified in Article I of the Lease. This opinion is being furnished to you at the request of Lessee pursuant to Sections 3.1(g) and 3.2(e) of the Lease.

     In rendering this opinion [I / we] have assumed: (a) the genuineness of the signatures on all documents and instruments (other than the signatures of officers of Lessee on the Operative Documents to which Lessee is a party), the authenticity of all documents submitted as originals, and the conformity to originals of all documents submitted as photostatic or certified copies; and (b) that the Operative Documents constitute the legal, valid and binding obligations of the respective parties thereto, if any, other than Lessee.

     Based upon and subject to the foregoing, [I am / we are] of the opinion that:

     1. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted, to own, grant or hold under lease its properties, to enter into and perform its obligations under the Operative Documents to which it is a party, and is duly qualified as a foreign corporation authorized to do business and is in good standing in every other jurisdiction in which its failure to be so qualified would have a Material Adverse Effect or prevent the enforcement of contracts to which Lessee is a party.

     2. Lessee has all requisite corporate power and authority to execute, deliver, and perform its obligations under each Operative Document to which it is a party.

     3. The execution and delivery by Lessee of, the consummation by Lessee of the transactions provided for in, and the compliance by Lessee with all of the provisions of, each Operative Document to which it is a party have been duly authorized by all necessary corporate action on its part; and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby (including, without limitation, the granting of the Security Interest to Agent and the operation of the Equipment), nor compliance by Lessee with any of the terms and provisions thereof (i) requires any approval of the stockholders of Lessee, or approval or consent of any trustee or holder of any of Lessee's indebtedness or obligations; (ii) contravenes or will contravene any Applicable Laws currently in effect applicable to or binding upon Lessee or the Collateral; (iii) conflicts with, results in any breach of or constitutes any default under, or results in the creation of any Lien (other than the respective rights and interest of Lessee, Lessors or Agent as provided in the Operative Documents) upon any of Lessee's property under, (A) any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other material agreement or instrument by which Lessee or any of its respective properties may be bound or by which the Collateral may be materially adversely affected, (B) Lessee's corporate charter or (C) Lessee's by-laws; or (iv) requires or will require any Governmental Action to perfect the right of Lessors and Agent intended to be created by the Operative Documents.

     4. Each Operative Document to which Lessee is a party has been duly executed and delivered by Lessee and constitutes its legal, valid and binding obligation, enforceable against Lessee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and by general equitable principles.

     5. There is no action, proceeding or investigation pending or, to the best of [our / my] knowledge, threatened which questions the validity of the Operative Documents to which Lessee is a party or any action taken or to be taken pursuant thereto; nor is any action, proceeding or investigation pending or, to the best of [my / our] knowledge, threatened which is reasonably likely to result, either in any case or in the aggregate, in a Material Adverse Effect.

     6. No authorizations, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority (other than approval of the Board of Directors of Lessee which has been obtained prior to the date hereof) is or will be required in connection with the execution and delivery by Lessee of the Operative Documents, or the performance by Lessee of its obligations under such Operative Documents or the ownership, operation and maintenance of the Collateral as contemplated by the Operative Documents.

     7. Lessee is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The proceeds of the sale of the Collateral and the issuance of the Certificates, if used in accordance with the terms of the Operative Documents, will not result in a violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

     8. Lessee is not subject to regulation as a "holding company," an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     9. The registration of the Certificates or the interests of the Lessors under the Securities Act of 1933, as amended, is not required under the circumstances contemplated by the Lease, and no qualification of an indenture in respect of such Certificates or interests under the Trust Indenture Act of 1939, as amended, is required in connection therewith.

     10. The Lease and other Operative Documents create valid security interests under the UCC in favor of the Agent for the benefit of the Lessors, as security for payment of each Lessee's obligations under the Lease, in all of Lessee's right, title and interest in and to the Collateral.

     11. Neither Agent nor any Lessor will become (i) solely by reason of entering into the Lease or the consummation of the transactions contemplated thereby (other than upon the exercise of remedies under the Lease or upon the expiration thereof) subject to ongoing regulation of its operations by any Authority; or (ii) except for regulation the applicability of which depends upon the existence of facts in addition to the ownership of, or the holding of any interest in, the Collateral or any interest therein upon the exercise of remedies under the Lease or upon the expiration thereof, subject to ongoing regulation of its operations by any Authority.

     12. Neither Agent nor any Lessor is required under the laws of the State of __________ (the "State") to qualify as a foreign corporation, foreign trust
                    -----
company or otherwise in the State solely as a result of its execution, delivery and performance of the Lease. Agent is eligible to act as a fiduciary in the State.

     13. Each UCC financing statement is in proper form for filing, and upon the filing of such financing statements with the offices listed on Schedule A hereto, the security interest of Agent, on behalf of the Lessors, in all the Collateral will be perfected to the extent that a security interest in such Collateral may be perfected by so filing, and the description of such Collateral therein is adequate. No other filing, recordation or registration is necessary in order to perfect Agent's security interest in such Collateral.

     14. Except for statutory filing and recording fees payable in connection with the registration of the Collateral or the filing of any lien on the Collateral, no state or local recording tax, transfer tax, stamp tax or other fee, tax or governmental charge, including, without limitation, sales tax, is required to be paid by Lessee, Agent, or Lessors to any taxing Authority in connection with the execution, delivery, filing or recording of any of the Operative Documents or the transactions contemplated by the Operative Documents, nor will Lessee, Agent or any Lessor be required to collect or withhold any such fee, tax or governmental charge.

     15. The payment by Lessee and the receipt by Agent, for the benefit of the Lessors, of the Basic Rent, Supplemental Rent and all other amounts, fees or interest due and payable under the Lease and the other Operative Documents and any transactions described therein, and any interest rate cap fee paid or payable to the Lessors or their Affiliates, are not usurious under or otherwise in violation of the laws of the State of ___________.

     16. No state or local recording tax, transfer tax, stamp tax or other similar fee, tax or governmental charge, including, without limitation, sales tax, is required to be paid to the State of ______________ or any political subdivision thereof in connection with the execution, delivery, filing or recording of the Operative Documents, other than statutory filing and recording fees that are to be paid upon the filing and recording, as applicable, of the UCC-1 Financing Statement and Fixture Filing filed in connection with the transactions contemplated by the Operative Documents and transfer taxes that are to be paid by Lessee upon the transfer of the Collateral on any Funding Date.

     17. The express choice of law of the State of New York to govern the Lease is enforceable and will be recognized by __________ courts.

     This opinion is solely for your and your counsel's benefit and may not be relied upon by, and copies may not be delivered to, any other person without our prior approval.

                                    Very truly yours,

                          EXHIBIT C TO LEASE INTENDED
                   AS SECURITY DATED AS OF DECEMBER 3, 1999
                             (LEVI STRAUSS & CO.)

                              FORM OF CERTIFICATE
                              -------------------


                   THIS CERTIFICATE HAS NOT BEEN REGISTERED
                UNDER THE UNITED STATES SECURITIES ACT OF 1933,
            AS AMENDED, OR ANY STATE SECURITIES OR "BLUE SKY" LAW,
                  AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED
              FOR SALE EXCEPT IN COMPLIANCE WITH THE REGISTRATION
               PROVISIONS OF SUCH ACT OR LAWS OR PURSUANT TO AN
               AVAILABLE EXEMPTION.  THIS CERTIFICATE MAY NOT BE
             TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE SOLD OR
                CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF
                         THE LEASE REFERRED TO BELOW.


                                               Commitment:  $___________________
                                                       Investment Percentage __%


R- ______                                           Date:  ____________ __, 199_


To:  _____________________
     _____________________
     _____________________
     _____________________


     This Certificate evidences the right of ____________________, a _______________ ("Lessor"), and its registered assigns pursuant to Section 14.1
                                                                   ------------
of the Lease hereinafter referred to, to receive the amounts of rent and other distributions described on Attachment 1 attached hereto and made a part hereof, at the times set forth on Attachment 1, and Supplemental Rent, in the manner specified in that certain Lease Intended as Security, dated as of December 3, 1999, among LEVI STRAUSS & CO., a Delaware corporation ("Lessee"), FIRST SECURITY BANK, a national banking association, as Agent, and certain institutions listed on Schedule I thereto, as Lessors (as from time to time amended or supplemented, the "Lease"). This Certificate also evidences that Lessor is a "Lessor" for all purposes of (and as defined in) the Lease, with all rights attendant to such status, including the benefit of the representations, warranties and covenants of Lessee under the Lease and with all obligations attendant to such status.

     The Lessor holding this Certificate shall be entitled to receive a portion of each payment of Rent, Lease Balance, Administrative Charge, and interest payable by Lessee pursuant to the Lease as set forth in such Lessor's Payment Schedule.

     Any transfer of this Certificate is subject to the procedures set forth in
Article XIV of the Lease.
-----------

     This Certificate is one of the Certificates referred to in, and evidences obligations of the Lessee under, the Lease, to which reference is made for a statement of the terms and conditions hereof. Capitalized terms used herein without definition shall have the meanings provided in the Lease.

     THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS OF SUCH STATE.


                              LEVI STRAUSS & CO.


                              By:___________________________________________
                              Title:________________________________________

                                 ATTACHMENT 1
                                 ------------


Rental               Rental                Rental
Payment              Payment               Payment               Lease
Number               Date                  Amount                Balance
------               ----                  -------               -------

                          EXHIBIT D TO LEASE INTENDED
                   AS SECURITY DATED AS OF DECEMBER 3, 1999
                             (LEVI STRAUSS & CO.)

                    FORM OF OFFICER'S CERTIFICATE OF LESSEE
                    ---------------------------------------


Pursuant to the Lease Intended as Security, dated as of December 3, 1999 (the "Lease"), among LEVI STRAUSS & CO., a Delaware corporation ("Lessee"), FIRST SECURITY BANK, a national banking association, as Agent, and the several Lessors listed on Schedule I thereto, I, _______________________, ______________________
of Lessee, do hereby certify as follows (capitalized terms used herein without definition shall have the meanings ascribed thereto in the Lease):

The representations and warranties of Lessee contained in the Lease are true on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof; Lessee has performed all agreements on its part required to be performed under the Lease and the other Operative Documents on or prior to the date hereof; and there exists on the date hereof no Incipient Default or Event of Default.

IN WITNESS WHEREOF, I have signed my name this ___ day of December, 1999.



                              LEVI STRAUSS & CO.


                              By:____________________________________________
                              Name:__________________________________________
                              Title:_________________________________________

                          EXHIBIT E TO LEASE INTENDED
                   AS SECURITY DATED AS OF DECEMBER 3, 1999
                             (LEVI STRAUSS & CO.)

                   FORM OF SECRETARY'S CERTIFICATE OF LESSEE
                   -----------------------------------------


        THE UNDERSIGNED ________________________________, [Assistant] Secretary
of Levi Strauss & Co., a Delaware corporation ("Lessee"), pursuant to that certain Lease Intended as Security, dated as of December 3, 1999 (the "Lease"), among Lessee, FIRST SECURITY BANK, a national banking association, as Agent, and the Persons listed on Schedule I thereto, does hereby certify as follows (capitalized terms used herein shall have the meanings ascribed thereto in the Lease):

        1. Attached hereto as Exhibit A is a true and complete copy of Lessee's Certificate of Incorporation as amended and in effect on the date hereof, certified by the Secretary of State of the State of Delaware.

        2. No proceeding for merger, consolidation, liquidation, reorganization or dissolution of Lessee or the sale of all or substantially all of its assets is pending or contemplated.

        3. The copy of the By-laws of Lessee, attached hereto as Exhibit B, is true and complete and such By-laws have been in full force and effect since __________________ without modification or amendment.

        4. Attached hereto as Exhibit C are true and correct copies of all resolutions adopted by the Board of Directors and stockholders of Lessee relating to the Lease and the other Operative Documents, which resolutions have not been amended or rescinded and are in full force and effect on the date hereof.

        5. The form of Lease (together with all Exhibits thereto), attached hereto as Exhibit D, is substantially in the form approved by or pursuant to authorization by the Board of Directors of Lessee.

        6. The following persons are on the date hereof duly qualified and acting officers of Lessee, duly elected or appointed to the offices set forth beside their respective names and signatures, and each such person who, as an officer of Lessee, signed the Lease, the Certificates representing interests in the Lease, any of the other Operative Documents or any other document delivered prior hereto or on the date hereof in connection with such agreements and documents and the transactions contemplated therein was, at the respective times of such signing and delivery and is now duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures:

NAME                   OFFICE                  SIGNATURE
----                   ------                  ---------

-------------          ---------------         ----------------

-------------          ---------------         ----------------

-------------          ---------------         ----------------

    IN WITNESS WHEREOF, I have signed my name this ___ day of December, 1999.

                   LEVI STRAUSS & CO.


                   By:____________________________________________
                   Name Printed:__________________________________
                   Title:     [Assistant] Secretary
                           -------------------------



         I, ___________________________, _________________________ of Lessee,
hereby certify that _____________________________ is on the date hereof the duly elected, qualified and acting [Assistant] Secretary of Lessee, and that the signature set forth above is such person's true and correct signature.

Dated: December __, 1999.

                             LEVI STRAUSS & CO.


                             By:_______________________________________________
                             Name Printed:_____________________________________
                             Title:____________________________________________

                                       3